Exhibit 10.1

RESEARCH AND COLLABORATION AGREEMENT

BETWEEN

JIANGSU ALPHAMAB BIOPHARMACEUTICALS CO.,

LTD

AND

ARRIVENT BIOPHARMA, INC.

June 2, 2024

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This RESEARCH AND COLLABORATION AGREEMENT (this “Agreement”) is made and entered into on June 2, 2024 (the “Effective Date”), by and between JIANGSU ALPHAMAB BIOPHARMACEUTICALS CO., LTD, with a place of business at No. 175 Fangzhou Road, SIP, Suzhou, Jiangsu, P.R. China 215125 (“Alphamab”), and ARRIVENT BIOPHARMA, INC., with a place of business at 18 Campus Blvd, Suite 100, Newtown Square, PA 19073-3269, United States (“ArriVent”). Alphamab and ArriVent may be referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Alphamab has expertise in, and platforms for, the discovery of novel molecules;

WHEREAS, ArriVent has expertise in the research and development of pharmaceutical products;

WHEREAS, the Parties wish to collaborate to use Alphamab Intellectual Property to discover and develop novel bispecific-antibody drug conjugates (“Bi-ADC”), from which Compounds and Products may be selected and further developed and commercialized by the Parties in accordance with the terms of this Agreement; and

Now THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration the receipt and sufficiency of which is hereby acknowledged, Alphamab and ArriVent hereby agree as follows:

ARTICLE 1 DEFINITIONS

Capitalized terms used in this Agreement have the meanings ascribed to them herein or referenced in Exhibit 1.

ARTICLE 2 LICENSE

2.1	License Grants to ArriVent.

2.1.1Upon the JSC’s approval of each Compound pursuant to Article 3, and subject to Article 4.5, Alphamab grants to ArriVent an exclusive, royalty-bearing, sublicensable (subject to Article 2.2) and non-transferable license under the Alphamab Patents (except for any Patents under the Manufacturing License), Alphamab Know-How (except for any Know-How under the Manufacturing License), Joint New IP and Joint New Patents for ArriVent to Develop and Commercialize the Compound and Products in the Field in the ArriVent Territory (“License”). Alphamab will provide ArriVent with an updated list of applicable Alphamab Patents and Alphamab Know-How upon the confirmation of the Compound by the Parties through the JSC.

2.1.2Upon commencement of activities to manufacture Compounds and Product for use in [***], and subject to Article 7.3, Alphamab grants to ArriVent a royalty-bearing, sublicensable (upon prior-approval from Alphamab) and non-transferable license under the Alphamab Patents and Alphamab Know-How for ArriVent to Manufacture the applicable Compounds and Products in the Field in the ArriVent Territory (“Manufacturing License”).

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2.2

Right to Sublicenses. ArriVent shall have the right to grant Sublicenses under all or part of the Licenses and rights granted in Article 2.1 to (a) Affiliates; and/or (b) Third Parties with prompt written notice to Alphamab of such Sublicense, and for a Sublicense for which an Out-license Fee is due, including details of the transaction amount. ArriVent shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement. Any breach by a Sublicensee of this Agreement shall be considered a breach by ArriVent. The grant of any such Sublicense shall not relieve ArriVent of its obligations under this Agreement. For purposes of this Agreement, a “Sublicense” means a sublicense of all or part of the rights granted to a Party hereunder to a Third Party including the right for the Third Party to Develop or Commercialize one or more Products on its own behalf in the applicable Territory.  “Sublicensee” will mean the Third Party in receipt of a Sublicense.

2.3

Right to Subcontract.  Each Party may engage one or more Affiliates or Third Party subcontractors to perform services in furtherance of the performance of its obligations or exercise of its rights under this Agreement; provided that no engagement of any such Affiliates, or Third Party subcontractors will relieve the engaging Party of its obligations under this Agreement or any liability hereunder. Any breach by a subcontractor by a Party of this Agreement shall be considered a breach by such Party.

2.4

License Grant to Alphamab. In consideration for the License granted by Alphamab to ArriVent under Article 2.1, ArriVent hereby grants to Alphamab a royalty-free, fully-paid, perpetual license, with the right to grant Sublicenses through multiple tiers, under ArriVent’s New Patents, ArriVent’s New IP, Joint New Patent and Joint New IP, with the right to grant Sublicense, for any and all purposes within the Alphamab Territory.  The license grant in this Article 2.4 will be exclusive during the Term. Upon expiration or early termination (subject to Article 13.3.3), ArriVent shall promptly assign to Alphamab all of its rights in and under ArriVent’s New Patents, ArriVent’s New IP, Joint New Patents and Joint New IP to Alphamab within Alphamab Territory.

2.5

Retained Rights. Rights to any Patents, Know-How, any corporate names, trademarks owned or used by a Party or any of its Affiliates, or any other Intellectual Property Rights, not expressly granted herein, whether by estoppel, implication or otherwise, shall be retained by such Party. Alphamab retains all and any rights not expressly granted to ArriVent under Article 2.1 above, including rights for Development and Commercialization within the Alphamab Territory.

ARTICLE 3 GOVERNANCE

3.1

Joint Steering Committee. Promptly and in any event within fifteen (15) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”) to provide a forum for the communication and decision-making to facilitate co-ordination and maximization of the value of the Parties’ activities under this Agreement. The JSC will dissolve upon the expiration of the Term.

3.2	Membership. The JSC shall initially consist of a total of six (6) individuals with three (3) representatives designated by each Party. The Parties may agree to increase or decrease the

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number of representatives that each Party may appoint on the JSC, provided that each Party has the same number of representatives. A party that replaces a representative will notify the other Party at least ten (10) Business Days prior to the next scheduled meeting of the JSC.

3.3

Co-Chairpersons of JSC. Each Party will select from their representatives of the JSC a co-chairperson for the JSC, and each Party may change its designated co-chairperson from time to time upon notice to the other Party. The co-chairpersons of the JSC will be responsible for: (a) calling meetings of the JSC; (b) preparing and circulating an agenda and relevant materials to the other Party at least five (5) Business Days in advance of each meeting, casting any votes on behalf of a Party at a JSC meeting, or designating another representative of such Party to cast a vote on their behalf; and (c) within ten (10) Business Days after conclusion of a JSC meeting, preparing and issuing draft minutes of the meeting.

3.4

Alliance Managers.  Promptly after the Effective Date, each Party will appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JSC (each, an “Alliance Manager”).  The Alliance Managers will be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and will facilitate all such activities hereunder.  The Alliance Managers will attend all meetings of the JSC and will be responsible for assisting the JSC in performing its oversight responsibilities.  The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, will be promptly provided by written notice to the other Party.

3.5

Additional Participants. In addition to Alliance Managers, the JSC may invite non-members (including other employees of the Party and/or scientific consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC meetings.

3.6

JSC Meetings. The JSC will hold meetings at such times and places as the co-chairpersons may reasonably determine, provided that, unless the Parties agree otherwise, the JSC will meet at least bi-weekly through the completion of Research, and quarterly thereafter. The JSC may meet in person or by means of teleconference, Internet conference, video conference, or other similar communication method. Each Party will bear its own costs and expenses associated with attending meetings of the JSC. At the JSC meeting, the presence of at least one (1) member designated by each Party shall constitute a quorum. Each meeting will be held in English, unless otherwise agreed by all JSC members in attendance at the applicable meeting. Further, all documents submitted to the JSC will be provided in English, unless otherwise agreed in advance by all members of the JSC.  Each individual attending any JSC meeting hereunder (whether as a JSC member or invitee) shall be bound by written non-use, non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party. The minutes of JSC meeting shall be maintained in English deemed agreed only after such minutes have been approved by both Parties in writing (which may be upon signature of a JSC member of each Party). The minutes should include any matters presented to the JSC

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for a vote and the vote cast by each of the chairpersons on behalf of a Party’s members of the JSC.

3.7	Specific Responsibilities of the JSC. The responsibilities of the JSC will be to:
(a)	Discuss and approve the Screening Plan and any amendments thereto;
(b)	Manage the overall Research collaboration alignment between the Parties under this Agreement and maintain the relationship;
(c)	Select and decide on the Target Pairs (and any replacements thereof) based on ArriVent’s nomination and available information, including the screening results;
(d)	Discuss and approve the Research Plan, ArriVent Directed Research and any amendments thereto;
(e)	Discuss and decide the design and process of Compounds and Products during Research stage;
(f)	Discuss the Research results;
(g)	Discuss and approve the costs and expenses budget on screening activities and budget on Research activities in excess of [***] of the Research Budget;
(h)	Discuss and approve the costs and expenses budget on Development activities within and for the ArriVent Territory and Dual Territory Study;
(i)	Supervise on the performance of the Supply Agreements;
(j)	Report and discuss the Development Plan and any updates thereto;
(k)	Report and share information for Development activities in the Alphamab Territory;
(l)	Report and share information for the regulatory and Commercialization strategy of the Product within ArriVent Territory and the Alphamab Territory;
(m)

Discuss any concerns raised by either Party regarding any action that the other Party is taking or intends to take with respect to any Product that is likely to have a material adverse effect upon the regulatory status of any Product in the other Party’s Territory;

(n)

Forming any subcommittee as it or the Parties deem appropriate or necessary, deciding the scope of responsibilities of any subcommittee, supervising the subcommittees and making decisions resolving matters submitted by any subcommittee in accordance with Article 3.8;

(o)	Review and discuss patenting and Intellectual Property Right protection strategies for Products and other Joint New IP;

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(p)

Facilitate access to and the exchange of information between the Parties pursuant to this Agreement and any Ancillary Agreements, including the exchange of relevant information and data between the Parties (i) as required for the performance of any rights or obligations and (ii) related to the Development and Commercialization of Products in the Territory by the Parties;

(q)	Establish procedures for Publications as set forth in Article 11; and
(r)	Such other responsibilities as may be assigned to the JSC pursuant to this Agreement and any Ancillary Agreement.
3.8	Decision Making.

3.8.1Voting. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote on all matters brought before such committee for a decision by consensus. No vote of the JSC may be taken unless at least one of each Party’s representatives is present for the vote. Each Party shall be responsible for ensuring that, at all times, its representatives on the JSC act reasonably and in good faith in carrying out their respective responsibilities hereunder.

3.8.2Failure to Achieve Unanimous Vote. The JSC will use good faith efforts, in compliance with this Article, to promptly resolve any matter for which it has authority and come to a unanimous decision. If, after the use of good faith efforts, the JSC is unable to resolve any matter within the scope of the JSC’s authority, in each case, within a period of [***], then either Party may refer such matter to the Party’s respective senior executive officer for resolution. If a Party refers a matter to the senior executive officers, then the senior executive officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable but, in any event, within [***] after such matter is referred to them, and any final decision that the senior executive officers agree to in writing will be conclusive and binding on the Parties.

3.8.3Final Decision-Making Authority.  If the senior executive officers are unable to reach agreement on any matter referred to them within [***] after such matter is referred to them (or such longer period as the senior executive officers may agree upon), then, subject to Article 3.8.5: (a) except with respect to any costs to be incurred by ArriVent, Alphamab will have the final decision-making authority over all Development and Commercialization matters under the JSC’s authority that are related to the Alphamab Territory; (b) except with respect to any costs to be incurred by Alphamab, ArriVent will have the final decision-making authority over all Development and Commercialization matters under the JSC’s authority that are related to the ArriVent Territory. To avoid confusion, the confirmation on the final decision of the Target Pairs (and any replacements thereof) shall be made by unanimous vote and either Party shall not have any final decision-making authority on such matters, provided, however, Alphamab will not unreasonably withhold its vote in favor of a Target Pair for an oncology indication nominated by ArriVent.

3.8.4Impacts of Decisions. If either Party reasonably believes that the decision made by the other Party pursuant to Article 3.8.3 is likely to have a material adverse effect or may negatively influence any Products in such Party’s Territory, then, in addition to such other rights

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and remedies as may be available, such Party shall have the right to comment and the other Party shall consider in good faith the reasonable requests and suggestions of such Party.

3.8.5Limitations. Notwithstanding anything to the contrary set forth in this Agreement, no decision of the JSC or a Party’s senior executive officer pursuant to this Article 3, in each case may (a) have a material adverse impact on the Development, Manufacture, Commercialization, or exploitation of any Target Pair, Compound or Products in the other Party’s Territory, (b) impose any requirements that the other Party take or decline to take any action that constitutes a violation of any Applicable Law, the requirements of any Regulatory Authority, any agreement with any Third Party (including requirements for confidentiality) or the infringement or misappropriation of Intellectual Property Rights of any Third Party, or (c) conflict with, amend, interpret, modify, or waive compliance under this Agreement.

3.9

Day-to-Day Responsibilities. Each Party will: (a) be responsible for day-to-day implementation and conduct of the activities hereunder for which it has or is otherwise assigned responsibility under this Agreement, provided that such implementation is consistent with the express terms of this Agreement or the decisions of the JSC within the scope of its authority as provided herein; and (b) provide the other Party with information about material events related to the progress of such activities, as may be reasonably requested by the other Party from time to time.

3.10

Additional Committees.  The Parties may form additional committees for discussion, review and coordination regarding the Development, Manufacture and/or Commercialization of Compounds and Products, with responsibilities and procedures agreed to by the Parties, but such committees will have no decision-making authority.

ARTICLE 4 RESEARCH COLLABORATION

4.1	Screening Activities and Target Pair Selection.

4.1.1Programs. In consideration for payment of the Upfront Payment under Article 8.1.1, ArriVent has the right to select [***], other than Outside Target Pairs within [***] after the Effective Date. Approval of a pair of Targets nominated by ArriVent is subject to approval by the JSC. Each Target Pair confirmed by the JSC and the related Research, Development and Commercializing activities (expressly excluding any screening activities) for such Target Pairs shall be regarded as a “Program”.

4.1.2Screening Activities. Prior to nominating a pair of Targets for a Program, ArriVent has the right to nominate up to [***], including [***], identified as such by ArriVent (“Main Target”), and [***] to pair with the Main Target, for the selection of each Target Pairs. The antibody sequence used for the Main Target will be those antibody sequences that are [***].  Upon ArriVent’s nomination and request, Alphamab will prepare a draft plan to screen the identified Targets for the pairing of the Main Target with other Targets elected by ArriVent, the plan will include the expected screening activities and estimated budget (including but not limited to costs and expenses for public research or screening (as applicable), trial, experiments, tests and translations) (“Screening Plan”) for JSC approval. Under no condition shall the Parties select the

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Outside Target Pairs as Targets for screening under this Agreement. Following an applicable Screening Plan approved by JSC and full payment by ArriVent in accordance with Article 4.3.1, Alphamab shall commence the screening activities set forth in such Screening Plan and submit the screening result to the JSC for nomination of the Target Pair(s) by ArriVent.

4.1.3Confirmation of Target Pairs by JSC. The JSC shall discuss the information available regarding the nominated pairs of Targets, including any screening results, if applicable, and decide on the Target Pairs in a timely manner. The Target Pairs shall be deemed as approved and confirmed by JSC upon the earlier of: (a) written confirmation from JSC, (b) the expiration of [***] after ArriVent or Alphamab initiates the request for confirmation of Target Pairs and JSC has not made any decision on such matters. In either of these cases, the other pairs of Targets not confirmed by JSC will be automatically recognized as Abandoned Target Pairs.

4.1.4Exclusivity of Target Pairs. During the Term, except for the Outside Target Pairs and Abandoned Target Pairs, Parties will not, directly or indirectly, alone or with any Third Party, develop or commercialize any Target Pairs confirmed by JSC hereunder, except pursuant to this Agreement.

4.1.5Outside Target Pairs. Under no condition shall the Parties select the Outside Target Pairs for screening or a Program under this Agreement.  During the Term, except for the Outside Target Pairs or Abandoned Target Pairs, Parties will not, directly or indirectly, alone or with any Third Party, develop or commercialize any pair of Targets nominated by ArriVent hereunder, except pursuant to this Agreement. For the avoidance of doubt, Parties are free to develop or commercialize the Main Target to pair with any of the Targets not nominated or confirmed by the JSC hereunder.

4.1.6Research Activities.  For each Program:

(a)With the cooperation of ArriVent, Alphamab will prepare a draft Research Plan for submission to the JSC. The “Research Plan” shall set forth: (i) agreed Research activities to be performed by or on behalf of Alphamab; (ii) the requirements for the applicable Research record, reports, materials and other deliverables to be delivered to ArriVent, including reports that will be required for ArriVent to submit any IND in the ArriVent Territory and the formats for those reports; (iii) expected timeline for completion of each activity set forth in the Research Plan; and (iv) such other information and/or materials that may be reasonably required by each Party. Following an applicable Research Plan approved by JSC with respect to the Target Pairs, Alphamab shall commence the Research activities set forth in such Research Plan.  Each approved Research Plan will be submitted to the Parties for execution, and upon execution, will be attached as an Exhibit to this Agreement and incorporated herein.

(b)Components and Lead Candidate. The JSC shall discuss and decide on the design of the components to be included in a Lead Candidate, including but not limited to the antibody, linker, payload and conjugation techniques. Upon approval by JSC of the components, the Compound together with such approved components will be deemed to be the “Lead Candidate”.  Alphamab shall proceed to process development and pre-clinical material manufacturing of the Lead Candidate.

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4.2

Research Records. Alphamab shall maintain records of the relevant Research activities conducted by it under the Research Plan. Such records shall fully and properly reflect the work done and results achieved in the performance of the Research activities. Such records will be maintained in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Laws.

4.3	Costs.

4.3.1Screening Budget. Parties agree that the estimated screening budget will include and be a fixed price budget set forth in the Screening Plan.  No later than [***] after the JSC approves the Screening Plan, ArriVent will pay to Alphamab the full amount of the estimated screening budget. Alphamab may exceed the budget by no more than [***] without approval of the JSC, and ArriVent will pay any such excess invoiced by Alphamab. ArriVent shall also pay for any further costs for screening services that are pre-reviewed and approved by the JSC from time to time.

4.3.2Research Budget. For each Program, ArriVent and Alphamab shall bear the costs to conduct each Research Plan in the ratio of [***], that is ArriVent shall bear [***] of all the cost and Alphamab shall bear the remaining [***]. Parties have agreed on the initial estimated budget of [***] (“Research Budget”) for Research for each Program and ArriVent shall pay its corresponding part of the Research Budget to Alphamab in accordance with the following timeline and also subject to Article 8:

(a)

No later than [***] after the JSC approves a Target Pair under Article 4.1.1, ArriVent will pay to Alphamab the first installment of the Research cost with respect to such Program in the amount of [***]. Alphamab will not proceed to perform the construction related Research activities to identify a Lead Candidate (including design of components) until the full receipt of such first installment. Exemplary Research and related activities are in Exhibit 3, which can be modified upon approval by the JSC.

(b)

No later than [***] after the JSC approves a Lead Candidate under Article 4.1.6(b) for a Target Pair, ArriVent will pay to Alphamab the second installment of the Research cost in the amount of [***]. Alphamab will not proceed to perform the process development and pre-clinical material (GLP) manufacturing related Research activities to identify a Pre-Clinical Candidate until the full receipt of such second installment.  Exemplary Research and related activities are in Exhibit 3, which can be modified upon approval by the JSC.

(c)

No later than [***] after the JSC confirms on the results of preclinical toxicology and pharmacology of each Lead Candidate (a “Pre-Clinical Candidate”) before the clinical manufacturing by Alphamab and the initiation of IND-enabling studies (exemplary Research and related activities are in Exhibit 3), ArriVent will pay to Alphamab the third installment of the Research cost in the amount of [***]. Alphamab will not proceed to perform the Research Activities to confirm the Pre-Clinical

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Candidate is clinical candidate suitable for human studies, including preparation of clinical manufacturing until the full receipt of such third installment. Clinical manufacturing only includes the supply of Products for the first full Phase I Clinical Trial.

4.3.3Budget Overage. Alphamab shall provide a notice to the JSC if at any time it believes or expects that it may or will exceed [***] of the Research Budget and will provide a proposed update to the Research Budget to the JSC, together with information regarding the reasons for any overage. Upon approval by the JSC of an updated Research Budget, ArriVent and Alphamab shall pay the updated Research costs in the ratio of [***]. If decisions cannot be made by JSC or senior executive officers under Article 3.8, ArriVent will have the option to elect to deem the Research with respect to the applicable Program complete immediately or after the performance of additional Research activities as specified by ArriVent in writing and approved by the JSC (such additional activities, “ArriVent Directed Research”).  Alphamab will complete the ArriVent Directed Research, if any, and ArriVent will pay off the [***] of the applicable Research costs for all previously completed Research Activities.  ArriVent will further pay [***] for any ArriVent Directed Research within [***] of the Research Budget and [***] of amounts for any ArriVent Directed Research over [***] of the Research Budget.  Upon deemed completion of the Program by ArriVent, the then current Lead Candidate or Pre-Clinical Candidate (as applicable) will be deemed a Compound and the License granted by Alphamab to ArriVent under Article 2 shall become effective with respect to such Compound.

4.4

Replacement of the Target Pairs and New Program. The Parties shall discuss at the JSC whether any Compound is suitable for further development and ArriVent shall have final decision-making authority for such item. ArriVent has the right to replace two pairs of Targets (each a “Replacement”) upon payment of [***] for each Replacement and each Target Pair being replaced will be recognized as an Abandoned Target Pair.  Payment for any Replacement will be deemed part of the Upfront Payment pursuant to Article 8.1. The Replacement will be deemed a new nomination of pair of Targets under Article 4.1.1 by ArriVent and Alphamab will conduct the screening activities in accordance with Article 4.1.2. at the request and upon full payment of screening budget by ArriVent based on the revised Screening Plan. The JSC shall decide on the new Target Pairs and each will constitute a new Program.

4.5

Exclusive License for Development and Commercialization of the Products. Upon ArriVent’s payment of the third installment of the Research cost for a Pre-Clinical Candidate under Article 4.3.2 and the approval by JSC of a Compound, the License granted by Alphamab to ArriVent under Article 2.1 shall become effective with respect to such Compound.

ARTICLE 5 DEVELOPMENT AND REGULATORY

5.1

Development Diligence Obligations. ArriVent will use Commercially Reasonable Efforts, at ArriVent's own cost, to (a) prepare and submit an IND and NDA, and obtain and maintain Regulatory Approval and Pricing Approval for a Product in the ArriVent Territory

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for an oncology indication and (b) carry out the activities under the applicable ArriVent Territory Development Plan. ArriVent will conduct all Development activities for which it is responsible under this Agreement in a good scientific manner, in accordance with GCP, as applicable, and in compliance with professional requirements and Applicable Law.  For clarity, if more than one Product is to be Developed, ArriVent will have the right to prioritize and stage the Development of the Products.

5.2

Development Plan. ArriVent shall prepare the Development Plan for the activities within ArriVent Territory, Development Plan shall consist of (a) the Development program to be conducted for an oncology indication by ArriVent on an activity-by-activity and region-by-region basis and the Clinical Trial protocol, (b) the regulatory strategy for obtaining Regulatory Approval of the Product in the Field in ArriVent Territory, and (c) the estimated timeline for the Development program on an activity-by-activity and region-by-region basis, which is designed to obtain the Regulatory Approval of the Product for an oncology indication in ArriVent Territory (the “Development Plan”), which shall be reviewed and discussed by the JSC.  Alphamab will also provide to the JSC a written summary of its plans for development within the Alphamab Territory, and such other information regarding its development activities, to enable coordination by the Parties.

5.3

[***] Focus. The Parties agree that [***] is the primary focus of the collaboration between the Parties pursuant to this Agreement.  Accordingly, ArriVent will not pursue indications other than [***] indications without the prior written consent of Alphamab. If the Development or Commercialization of indications other than [***] indications will be pursued by ArriVent, such additional indications may be subject to further commercial terms to be negotiated by the Parties.

5.4

Development Records; Audits. Each Party, its Affiliates, subcontractor and Sublicensees will maintain written or electronic records, in sufficient detail, in a good scientific manner (in accordance with GLP, GCP, and GMP, as applicable), and appropriate for regulatory and patent purposes, and that are complete and accurate in all material respects and reflect all Development work performed and results achieved, in each case, by or on behalf of such Party for the Products.

5.5	Non-Compete; Change of Control Management.

5.5.1To protect Parties’ Confidential Information and business sensitive information, and to ensure that various supports and resources provided by Parties can be effectively utilized and devoted to relevant Products, during the Term of this Agreement, without the express prior written consent of the other Party, either Party shall not directly or indirectly engage or participate in any research, development, or commercialization activities for a Competitive Product in the Territory, and will not use in any manner, other than in a Product pursuant to this Agreement, any  identical antibody sequences from a Compound against Targets in the Target Pairs confirmed by JSC. Nothing in this Agreement will be construed to prevent a Party from developing or commercializing antibodies with different sequences than those in the Compound for a single Target, including a single Target of a Target Pair.

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5.5.2Notwithstanding Article 5.5.1, in the event of a Change of Control that results in ArriVent being in violation of Article 5.5.1, ArriVent or the acquiring Third party, as applicable, will have [***] from the date of the Change of Control to resolve such violation in a way agreed by Parties.  During such [***] period or until such resolution whichever is earlier, ArriVent will not materially reduce its efforts (including [***] prior to the Change of Control) with respect to the Program corresponding to the Competitive Product even if such reduction would otherwise fulfill its obligations to use Commercially Reasonable Efforts with respect to the Development or Commercialization of the Program hereunder. In the event ArriVent fails to resolve the violation within the [***] period in a way agreed by Parties, Alphamab may terminate this Agreement with respect to the Program for which ArriVent is in violation.

5.5.3For the purposes of this Agreement, a “Competitive Product” shall refer to a product that binds to the same pair of Targets as the Target Pair for a Product or a Target Pair approved by the JSC hereunder, but will exclude:

(a)	Any product that binds to any Abandoned Target Pairs;
(b)

Any product of a Third Party acquiree (including any such acquisition structured as a merger of a Third Party into a Party or its Affiliate) of a Party in development or being commercialized as of the date of such acquisition, provided that (i) the Party acquiring a Third Party shall notify the other Party in advance and (ii) Parties agree on the action plan for the Party acquiring a Third Party to divest or separate the relevant Competitive Product within a [***].

5.5.4Change of Control Management.  If there is a Change of Control of ArriVent after the Effective Date, Parties may discuss in good faith the impact of such Change of Control on the Programs. Exhibit 4 sets forth the process by which the Parties will coordinate in the event of a Change of Control of ArriVent.

5.6

Multi-regional Clinical Trials. If ArriVent will conduct any multi-regional Clinical Trials in the Alphamab Territory (“Dual Territory Study”), ArriVent shall get prior written consent from Alphamab. If the Parties will collaborate respect to a Dual Territory Study, the Parties shall enter into a separate agreement that will address the details (including each Parties’ rights and responsibilities and financial terms, etc.) for the collaboration (“Clinical Collaboration Agreement”) which shall follow the basic principles that:

(a)

The overall clinical costs of such Dual Territory Study shall be pre-approved by the JSC and such cost arising solely in the Alphamab Territory for the purpose of market authorization application within Alphamab Territory will be borne by Alphamab under the condition that: (i) The subjects enrolled within Alphamab Territory shall be no more than [***] of the total subjects enrolled within the overall Territory; (ii) the actual cost arising solely in the Alphamab Territory shall be no more than [***] of the total overall clinical costs of such Dual Territory Study. Alphamab does not bear any cost arising from third party CRO vendor and data management vendors. If the actual cost arising solely in the Alphamab Territory exceeds [***] of the total

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overall clinical costs of such Dual Territory Study, Alphamab shall assume [***] of the total overall clinical costs of such Dual Territory Study approved by the JSC and ArriVent shall assume all the rest.

(b)

Alphamab does not bear any cost for Dual Territory Studies outside the Alphamab Territory. For the avoidance of doubt, if any multi-regional Clinical Trials do not involve the Alphamab Territory, Alphamab will not bear any clinical cost; and

(c)	Third party vendors supporting such Dual Territory Study shall meet global standards.
5.7	Regulatory Affairs.

5.7.1Scope.  The terms of this Article 5.7 will apply to the Development and Commercialization activities of the Parties hereunder, unless otherwise set forth in an Ancillary Agreement.  Specifically, the Parties agree that: (a) for regulatory matters related to the Manufacture or supply of Product pursuant to a Supply Agreement between the Parties, the terms of the Supply Agreement will govern and control; and (b) for regulatory matters related to a Dual Territory Study, the applicable Clinical Collaboration Agreement will govern and control.

5.7.2Regulatory Responsible Party. ArriVent will be the Regulatory Responsible Party for the Products in the ArriVent Territory. Alphamab will be the Regulatory Responsible Party for the Products in the Alphamab Territory. Subject to the obligations in this Article 5.7, the Regulatory Responsible Party will be responsible for, and will have final decision-making authority on the content of, all Regulatory Filings, communications, and other dealings with the Regulatory Authorities relating to the Products in the applicable Territory, and for seeking and maintaining all Regulatory Approvals with respect to the Product in the applicable Territory. For clarity, Alphamab or its designee will be the holder of all Regulatory Approvals for the Product in the Alphamab Territory and will own all Regulatory Filings in the Alphamab Territory, and ArriVent or its designee will be the holder of all Regulatory Approvals for the Product in the ArriVent Territory and will own all Regulatory Filings in the ArriVent Territory.

5.7.3Correspondence and Filings with Regulatory Authorities.  The Regulatory Responsible Party will provide the other Party with (a) copies of any material written correspondence submitted to or received from the Regulatory Authority in the ArriVent Territory and (b) summaries of any material oral communications with the Regulatory Authority in the ArriVent Territory, in each case ((a) and (b)), relating to Regulatory Filings for the Products in such jurisdiction or region, promptly after receipt or delivery by such Regulatory Responsible Party of such correspondence or communication, as the case may be.  The Regulatory Responsible Party will also provide the other Party with a copy of all proposed material Regulatory Filings and any correspondence that it intends to file with or submit to any Regulatory Authority in such Party’s Territory.  The other Party may provide comments to any proposed Regulatory Filing and any correspondence. The Regulatory Responsible Party will consider in good faith incorporating any reasonable comments received in a timely manner from the other Party into such Regulatory Filings or correspondence, as applicable.

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5.7.4Cooperation.  The Parties will reasonably cooperate with each other to achieve the Regulatory Approvals in a timely, accurate, and responsive manner. The non-Regulatory Responsible Party will assist the Regulatory Responsible Party, as is reasonably necessary and at the Regulatory Responsible Party’s expense, in order for such Regulatory Responsible Party to obtain and maintain each applicable Regulatory Approvals for the Products in the Regulatory Responsible Party’s Territory, including in connection with the preparation, filing, and submission of all Regulatory Filings by such Regulatory Responsible Party.  The Regulatory Responsible Party will not be required to materially delay any submission, correspondence, or communication with any Regulatory Authorities.

5.8	Data Sharing and Right of Cross-Reference.

5.8.1Data Sharing.  In addition to the Adverse Event and safety data reporting obligations, to the extent fully permitted by Applicable Laws, each Party shall provide the other Party with copies of and access to all Data generated under the Development activities under this Agreement, including data and results, together with reasonable information required to understand and analyze the data and results, related to a Product and Controlled by such Party or its Affiliates or Sublicensees, including all clinical data, protocols, and all supporting documentation related to a Product and Controlled by such Party, its Affiliate, or Sublicensees; in each case to the extent as permitted by the Applicable Laws (in particular the Applicable Laws related to administration of human genetic resources, GDPR and any other Applicable Laws). Each Party will (a) require that its, and its Affiliates, and Sublicensees, and subcontractors are required by written agreement to provide such Party with sufficient rights to all data and results related to a Product to comply with this Article 5.8.1; (b) will ensure that any required consents are obtained from subjects in Clinical Trials sufficient to permit the transfer of information to the other Party; and (c) use Commercially Reasonable Efforts to obtain any consent or permit from any governmental entity that may be required by Applicable Law to share any data or results related to a Product with the other Party.  Notwithstanding anything to the contrary herein, neither Party will be required to provide information (other than safety data) related to any Third-Party’s product used in combination with a Product, including any such information Controlled by a Sublicensee, without such Third Party’s consent, which the applicable Party will use Commercially Reasonable Efforts to obtain. For such Sublicensees that fail to obtain a Third Party’s consent to share such information regarding the combination of such Third Party’s product with a Product, ArriVent shall not share with such Sublicensee the information related to any combinations of Third-Party-products with a Product provided by Alphamab. Further, to the extent required by Applicable Law for the sharing of any data or results pursuant to this Agreement or any Ancillary Agreement, the Parties will negotiate and enter into a data processing agreement (“Data Processing Agreement”).

5.8.2Right of Cross-Reference.  To the extent fully permitted by Applicable Laws (in particular laws related to administration of human genetic resources), each Party hereby grants to the other Party a fully paid-up and transferable right to access, cross-reference and rely upon all Regulatory Filings and Regulatory Approvals for purposes of Developing, Manufacturing and Commercializing Compounds and Products in such other Party’s Territory.

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5.9	Safety Data Exchange.

5.9.1ArriVent shall own and manage the global safety database for the Compound and Product and Alphamab shall have the right to receive all Data of such global safety database.  ArriVent shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, including those associated with Product quality complaints, and aggregate safety data relating to the Compound, in accordance with local pharmacovigilance legislation within the ArriVent Territory and shall also provide such information to Alphamab within a timely manner. Alphamab shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, including those associated with Product quality complaints, and aggregate safety data relating to a Compound within the Alphamab Territory.

5.9.2ArriVent shall be responsible for global medical surveillance, risk management, global medical literature review and monitoring, and responses for the Compound to the appropriate Regulatory Authorities within the ArriVent Territory.  ArriVent shall be responsible for the interpretation, in light of ArriVent’s global pharmacovigilance data, of adverse events outside the ArriVent Territory of which Alphamab becomes aware, including adverse events reported to ArriVent by Alphamab. Alphamab shall be responsible for, and ArriVent will cooperate with Alphamab for local medical surveillance, risk management, medical literature review and monitoring within the Alphamab Territory. Alphamab, as the Regulatory Responsible Party, shall be responsible for the correspondence and responses to the appropriate Regulatory Authorities within the Alphamab Territory.

5.9.3Further details of the Parties’ respective pharmacovigilance obligations and responsibilities (e.g., signal management, case processing and reporting, aggregate reporting, risk management, health authority responses, safety data exchange, etc.) shall be set forth in a pharmacovigilance agreement that will be agreed to by the Parties (and their respective Affiliate(s), as appropriate) prior to the commencement of any Clinical Trial involving the administration of a Compound or Product (as it may be amended from time to time, the “Pharmacovigilance Agreement”).  In the event of a conflict between the terms of the Pharmacovigilance Agreement and the terms of this Agreement, the provisions of this Agreement shall govern; provided, however, that the Pharmacovigilance Agreement shall govern in respect of pharmacovigilance, including safety and risk management, matters.

ARTICLE 6 COMMERCIALIZATION

6.1

Commercialization Diligence Obligations. Following receipt of Regulatory Approval for the Products in a country or region, as applicable, in the ArriVent Territory, ArriVent will use Commercially Reasonable Efforts to Commercialize such Product in such country or region, which will include using Commercially Reasonable Efforts to obtain required Pricing Approvals. Each Party will perform, or will ensure that each of its Affiliates, Sublicensees, and subcontractors perform, all Commercialization activities in a professional and ethical business manner and in compliance with Applicable Law.

6.2	Export Monitoring. A Party shall promptly inform the other Party if it becomes aware of any exports of the Products by its Affiliates, subcontractors or its Sublicensees into the

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other Party’s Territory and will keep the other Party informed of the actions taken to stop and further prevent such exports.

ARTICLE 7 MANUFACTURE AND SUPPLY

7.1

Alphamab Supply Obligation. Subject to the fulfillment of ArriVent’s payment obligation under Article 4.3.2, Alphamab shall supply ArriVent, either by itself or through Third Party manufacturers, according to the Development Plan agreed by JSC, with the Product through the completion of Phase I Clinical Trials for such Product [***]. For Product to be supplied thereafter, ArriVent may, at its sole election, either (a) require Alphamab to provide the Products [***] of the Products agreed to by the Parties or (b) choose to Manufacture the Products under the Manufacturing License.

7.2

Supply Agreements. For Products, Culture Media and Enzyme to be supplied to ArriVent by Alphamab, the Parties shall enter into manufacturing and supply agreements and associated quality agreements (collectively, the “Supply Agreements”).  Upon ArriVent’s request, the Parties will cooperate and negotiate each Supply Agreement, including for any sample Products for use in any Clinical Trial.  For Product supplied by Alphamab for any Clinical Trial, the Product must meet the Specification agreed by Parties under the corresponding Supply Agreements, which shall include compliance with regulatory requirements in the ArriVent Territory and the selection criteria of suppliers suitable for global development.

7.3

Manufacturing Technology Transfer. Upon ArriVent’s written request, the Parties will negotiate a “Manufacturing Technology Transfer Agreement” (including related costs and expenses to be incurred by Alphamab for manufacturing technology transfer) to enable ArriVent or a Third Party manufacturer selected by ArriVent to Manufacture the Products.  ArriVent will consider in good faith any input from Alphamab regarding its selection of a Third Party manufacturer.

7.4

Culture Media and Enzyme Supply.  ArriVent agrees that the licenses granted hereunder do not include rights under any Alphamab Patent or Alphamab Know-How to manufacture or sell the Culture Media and Enzymes, and Alphamab will not have the obligation to disclose any such Know-How to ArriVent; provided that (a) Alphamab must enable ArriVent to either reference an applicable Regulatory Filing with sufficient information regarding the Culture Media and Enzyme to meet any requirements of any Regulatory Authority or Applicable Law in the ArriVent Territory or Alphamab shall provide such information directly to such Regulatory Authority, and (b) Alphamab must supply Culture Media and Enzyme to meet ArriVent’s needs for purposes of manufacturing the Compounds and Products and as set forth in and in compliance with the applicable Supply Agreement.

7.5

Supply Failure.  In the event Alphamab’s is unable to supply the Products, Culture Media or Enzyme (a) for a continuous period of [***] or more for any reason, or (b) for any agreed reason as approved by the JSC, Alphamab shall use its best efforts to find any alternative manufacturing site or allocate the Products, Culture Media or Enzyme, as applicable, from Alphamab Territory.  If Alphamab still is unable to supply the Products for a continuous

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period of [***], then upon ArriVent’s request, undertake technology transfer process in an expeditious manner for transfer of required technology to a Third Party manufacturer selected by ArriVent and reasonably acceptable to Alphamab, to enable the Third Party manufacturer to undertake Manufacture of the Products based on the Culture Media and Enzyme provided by Alphamab. Alphamab shall enter into a technology transfer agreement with such Third Party manufacturer upon which Alphamab shall undertake the technology transfer.  Any Supply Agreement will include the provisions of this Article 7.5.  The Supply Agreements will also include appropriate safety stock provisions to enable ArriVent to protect against any failure in supply, regardless of the cause of such failure.

7.6

Recall. Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to a recall, corrective action, or other regulatory action by any Regulatory Authority or other governmental authorities (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action with respect to the applicable Territory, and otherwise reasonably cooperate with each other with respect to such Remedial Action or potential Remedial Action. All costs directly associated with implementing a Remedial Action with respect to a Product will be allocated to the respective Regulatory Responsible Party.  Any Supply Agreement will include the terms of this Article 7.6.

ARTICLE 8 FINANCIAL PROVISIONS

8.1	Execution Fee.

8.1.1Within [***] after the Effective Date, ArriVent will pay to Alphamab, by wire transfer of immediately available funds, a one-time payment (the “Upfront Payment”) of [***] for the [***] Target Pairs covering the [***] Programs.

8.1.2If Alphamab’s dual-payload technology will be used under the Research activities, an additional [***] per Program will be paid to Alphamab.  Alphamab will issue an invoice promptly after the confirmation of Target Pairs by JSC and ArriVent will pay such invoice within [***] of its receipt.  The amounts pursuant to this Article 8.1.2 will be deemed to be part of the Upfront Payment.

8.1.3The Upfront Payment shall be non-refundable and non-creditable.

8.2

Development Milestone Payments. No later than [***] after the first achievement of each “Development Milestone Event” set forth in table below by ArriVent or its Affiliates or Sublicensees for the Products in the ArriVent Territory, ArriVent will notify Alphamab of the occurrence of the applicable Development Milestone Event and Alphamab will promptly issue an invoice to ArriVent for the corresponding milestone payment (“Development Milestone Payment”) set forth in below table. ArriVent shall pay undisputed invoices within [***] of receipt. Each Development Milestone Payment is payable only once for each Program, regardless of the number of times the corresponding Development Milestone Event is achieved.

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Development Milestone Event	Milestone Payment/per Product (in U.S. Dollars)
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]
7. [***]	[***]
8. [***]	[***]
9. [***]	[***]
10. [***]	[***]

In the event that a registrational Clinical Trial for the U.S. is designed such that a Phase II Clinical Trial will not be required, then ArriVent will pay [***] of the Development Milestone Payment for Development Milestone Event 3 upon dosing of the first patient in the registrational Clinical Trial and pay [***] of the Development Milestone Payment for Development Milestone Event 3 and [***] Development Milestone Event 4 upon the completion of the Clinical Study Report for the registrational Clinical Trial.  In the event that after the dosing of the first patient in a Phase II Clinical Trial and payment of Development Milestone Payment 3, ArriVent determines that such Clinical Trial will provide sufficient data such that ArriVent determines that it will not conduct a further Clinical Trial prior to filing for Regulatory Approval in the U.S., then ArriVent will promptly notify Alphamab of such determination and will pay to Alphamab [***] as part of Development Milestone Payment 4 immediately and thereafter pay the remaining [***] upon the completion of the Clinical Study Report for such Phase II Clinical Trial.  “Clinical Study Report” means the integrated full report for the applicable Clinical Trial in accordance with International Conference on Harmonization (ICH) guidelines and Applicable Law.

8.3

Sales Milestone. No later than [***] after the Calendar Quarter in which the “Sales Milestone Event” set forth below is achieved by ArriVent or its Affiliates or Sublicensees for the Products in the ArriVent Territory, ArriVent will notify Alphamab of the occurrence of the applicable Sales Milestone Event and pay to Alphamab the corresponding “Sales Milestone Payment”, as set forth below. The Sales Milestone Payment is payable only once for each Product, regardless of the number of times the Sales Milestone Event is achieved and Net Sales for different Products will not be aggregated for purposes of calculating when a Sales Milestone Event has occurred.

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Sales Milestone Event	Sales Milestone Payment/per Product (in U.S. Dollars)
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]

8.4	Sales Royalties.

8.4.1During the Royalty Term, ArriVent will pay to Alphamab a sales royalty for each Product, which shall be calculated by multiplying the applicable Royalty Rate by the aggregated amount of Net Sales of the Product for each Calendar Year in the ArriVent Territory.  Subject to Article 8.4.2, the Royalty Rate for the Product will be as follows:

Annual aggregated Net Sales of the Product in the ArriVent Territory in a Calendar Year (USD)	Royalty Rate/per Program
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.4.2Royalty Reductions.

(a)For Net Sales of a Product for which both the Patented Period and Regulatory Exclusivity Period have expired or are not otherwise applicable, the Royalty Rate on such Net Sales will be reduced by [***]; provided that such Net Sales for which the Royalty Rate is reduced will be attributed first to the lowest tier of Net Sales pursuant to Article 8.4.1 and then successively to higher tiers.  For example, if [***] of Net Sales are subject to a reduction of the Royalty Rate pursuant to this Article 8.4.2(a), then [***] will be subject to a Royalty Rate of [***] and the remaining will be subject to a Royalty Rate of [***].

(b)If ArriVent (or its Affiliates or Sublicensees) is required to utilize any Intellectual Property Rights of any Third Party to avoid infringement of such Intellectual Property Rights by the Development or Commercialization of a Compound or Product, upon the prior confirmation from Alphamab, then to the extent that ArriVent (or its Affiliates or Sublicensees) is required to pay a royalty to that Third Party on sales of such Product, the royalties payable by ArriVent to Alphamab on such Net Sales will be reduced by one-half of the royalties payable to the Third Party for sales of the Product, provided that the total royalty

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payable to Alphamab will not be reduced below [***] of what was otherwise payable.

(c)The royalty reductions under this Article 8.4.2 shall be applied on a Program-by-Program basis.

8.5

Out-license before Ph1a. If ArriVent out-licenses all or part of its rights under Article 2.1 to any Sublicensee before finishing a Ph1a Clinical Trial, ArriVent shall pay [***] of amounts payable to ArriVent by the Sublicensee: (a) for any Development Milestone Event listed in Article 8.2 in excess of the amounts payable by ArriVent to Alphamab pursuant to Article 8.2; and (b) as a milestone payment for any other Development (including any regulatory milestones) (collectively “Out-license Fees”).  The Out-license Fees will be payable by ArriVent to Alphamab within [***] after ArriVent’s receipt of the applicable payment from a Sublicensee. ArriVent will promptly notify Alphamab upon receipt of any use Commercially Reasonable Efforts to ensure timely payment of such amounts by any Sublicensee. For the avoidance of doubt, payment of any Out-license Fee shall not relieve ArriVent’s payment obligations to Alphamab under this Agreement.

8.6

Reports.  Beginning with the first commercial sale of a Product, within [***] after the end of each Calendar Quarter, ArriVent shall provide Alphamab with a detailed report (the “Quarterly Report”) that includes the following information:

8.6.1Payment Information.  In each Quarterly Report, ArriVent shall include the following information: total invoiced sales of all Products, Net Sales, the deductions used to determine Net Sales, number of units of Products sold, each of which shall be reported on a Product-by-Product and region-by-region basis of ArriVent, its Affiliates and Sublicensees and (b) total royalties payable in respect of the Calendar Quarter and ArriVent’s calculation thereof in reasonable detail.

8.6.2Development Information.  In each Quarterly Report, ArriVent shall provide Alphamab with the following information: (a) a list of regions within the ArriVent Territory for which such Development or Regulatory Approvals have been obtained for each Product and (b) a description of the status of ongoing applications for Regulatory Approvals within the ArriVent Territory for any Product.

8.7	Records.

8.7.1Records. Each Party shall maintain (and shall cause, as applicable, its Affiliates, Sublicensees and subcontractors to maintain) records in sufficient detail, in good scientific manner and in compliance with Applicable Law in the performance of its activities under this Agreement with respect to the Products. Such records shall be retained as may be required by Applicable Law.

8.7.2Financial Records.  ArriVent shall, and shall cause its Affiliates, and Sublicensees to, keep complete and accurate books, records, documentation, data pertaining to the Commercialization of Products and the calculation of royalties due hereunder, including, sales revenue, sales costs and expenses, sales prices, sales discounts, sales quantities, sales contracts, sales channels, details of distributors, amounts of received payment, credit policies, Net Sales, in

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sufficient detail to calculate all amounts payable hereunder and to verify compliance with its payment obligations under this Agreement. Such books, records, documentation, data shall be retained by ArriVent, its Affiliates and Sublicensees, as applicable, for three (3) years after the end of the Calendar Year to which such books and records pertain or such longer period as may be required by Applicable Law.

8.8

Invoicing and Payment. Upon request, Alphamab shall promptly issue an invoice for any payments due by ArriVent pursuant to Articles 8.1 through 8.5. Alphamab will also issue invoices to ArriVent for payments due pursuant to Articles 4.3 and 4.4, and any other provisions of this Agreement, which invoices will be due within thirty (30) days of receipt by ArriVent. ArriVent will issue invoices to Alphamab for payments due by Alphamab to ArriVent pursuant to this Agreement, which invoices will be due within thirty (30) days of receipt by Alphamab.  All payments due by a Party to the other Party under this Agreement shall be paid in U.S. Dollars by wire transfer to a bank account designated in writing by such other Party.  Any amounts converted from a different currency other than U.S. dollars will be calculated using average rates provided by USForex Inc. d/b/a OFX https://www.ofx.com/en-us/forex-news/historical-exchange-rates/.  For royalty payments, the exchange rate will be the average rate for the period covered by the royalty payment, and for all other amounts, the rate will be the average rate for the ten (10) days preceding the invoice date, if invoiced by Alphamab, and otherwise the date of the payment.

8.9

Tax. If a Party is required to pay or withhold any taxes, duties, levies, fees or other charges pursuant to Applicable Law (“Taxes”) with respect to any payment to be made pursuant to this Agreement, the paying Party will use Commercially Reasonably Efforts to notify the other in writing of such payment or withholding requirements prior to making the payment and provide such assistance to the receiving Party, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in such Party’s efforts to claim an exemption from or reduction of such Taxes. Except as otherwise provided in this Agreement, each Party will withhold any Taxes required by Applicable Law to be withheld from the amount due, remit such Taxes to the appropriate tax authority, and furnish the other Party with proof of payment of such Taxes promptly following payment thereof. If Taxes are paid to a tax authority, each Party will provide the other such assistance as is reasonably required to obtain a refund of Taxes withheld, or obtain a credit with respect to Taxes paid.  Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement. The Parties intend that this Agreement will not be treated as a partnership or joint venture for U.S. federal and state Tax purposes, and each Party will file all Tax returns and will otherwise take all Tax reporting positions in a manner consistent with such treatment.

8.10

Interest on Late Payments.  If any payment due to either Party under this Agreement is not paid within 30 (thirty) days from the date when due, then such payee Party may require that the payor Party pay interest thereon at a rate of [***] per annum (or the highest rate allowable under Applicable Law, whichever is lower), such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest up to such date.

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8.11

Audit. Records required shall be kept with necessary supporting data, for three (3) years following the end of the Calendar Year. Upon Alphamab’s request, during reasonable working hours and through an auditor designated by the Parties upon thirty (30) days written notice and at Alphamab’s expense, Alphamab has the right to audit ArriVent for the purpose of verifying statement of payments in compliance with this Agreement. In the event that any audit performed reveals an underpayment in excess of [***] of the total amount determined by the auditor designated by the Parties to be due (the “Underpayment”), ArriVent shall bear the full cost of such audit and shall remit any amounts due to Alphamab within [***] of receiving the full and complete audit report from Alphamab.

ARTICLE 9 REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Representations, Warranties and Covenants of Both Parties. Each Party hereby represents, warrants and covenants to the other Party that:

9.1.1Such Party is and will remain duly organized, validly existing and in good standing under Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.1.2Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder before signing of the Agreement;

9.1.3This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

9.1.4the execution, delivery and performance of this Agreement by such Party does not and will not conflict with any other agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate its bylaws, and, as of the Effective Date does not violate any Applicable Laws of any government authority having jurisdiction over such Party;

9.1.5in the performance of its obligations hereunder, such Party shall comply and shall cause its employees, contractors, Sublicensees and Affiliates involved in the performance of this Agreement to comply with all Applicable Laws.

9.2	Representations and Warranties of Alphamab. Alphamab hereby represents and warrants to ArriVent:

9.2.1Alphamab is the sole and exclusive owner of, or Controls the Alphamab Patents listed in Exhibit 2.

9.2.2Alphamab is entitled to grant the licenses to ArriVent set forth herein.

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9.2.3To the knowledge of Alphamab, as of the Effective Date, (i) the claims of the issued patents included in the Alphamab Patents listed in Exhibit 2 are valid and enforceable, (ii) no Third Party has challenged in writing, or, has threatened to challenge, the enforceability or validity of any issued patents included in the Alphamab Patents listed in Exhibit 2 or any claims therein, whether through the institution of legal proceedings in a court or through interference, reexamination, nullity or similar invalidity proceedings before the U.S. Patent and Trademark Office or any analogous foreign entity.

9.2.4As of the Effective Date, to the knowledge of Alphamab, no Third Party has challenged in writing, or, has threatened to challenge, Alphamab’s right to use and license the Alphamab Know-How.

9.2.5To the knowledge of Alphamab, no Third Party is infringing or threatening to infringe the Licensed Patents, or misappropriating or threatening to misappropriate the Know-How existing as of the Effective Date.

9.2.6As of the Effective Date, (a) there are no claims asserted in writing, judgments, or settlements in effect against, or amounts with respect thereto owed by, Alphamab relating to the Alphamab Intellectual Property; (b) no claim or litigation is pending or, to the Knowledge of Alphamab, threatened alleging that the disclosing, copying, making, or licensing of the Alphamab Intellectual Property existing as of the Effective Date infringes or would infringe or misappropriate any Intellectual Property of any Third Party.

9.2.7As of the Effective Date, neither the use nor manufacture of the Culture Media and Enzyme provided by Alphamab in the manner reasonably contemplated herein, infringes or would infringe any patent of any Third Party.

9.2.8All applicable and material fees and filings due prior to the Effective Date in connection with the prosecution and maintenance of the Alphamab Patents listed in Exhibit 2 in the have been completed.

9.3

Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED AND EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY DISCLAIMS ANY WARRANTIES WITH RESPECT TO: (A) THE SUCCESS OF ANY STUDY OR TEST COMMENCED UNDER THIS AGREEMENT AND (B) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE PRODUCTS.

9.4

Compliance.  Each Party will not use (and will cause its Affiliates, Sublicensees and Third Party contractors not to use) any individual or entity (including any employee, officer, director or Third Party contractor) who is (or has been) on the Exclusions Lists, or who is (or has been) in Violation, in the performance of any activities hereunder.  Each Party certifies to the other Party that, as of the Effective Date, it has screened itself, and its officers and directors (and its Affiliates and their respective officers and directors) against

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the Exclusions Lists and that it has informed the other Party in writing whether it, or any of its officers or directors (or any of its Affiliates or any of their respective officers and directors) has been in Violation.  After the execution of this Agreement, each Party will notify the other Party in writing immediately if any such Violation occurs or comes to its attention. Further, each Party agrees that if it learns of any violation of Applicable Laws regarding the protection of personal data and information (including GDPR), or specific to the Development, Manufacture or Commercialization of a Product (including the import or export thereof), or Anti-Corruption Laws by an employee or subcontractor that performs work under this Agreement (a “Compliance Event”), such Party (the “Notifying Party”) shall promptly notify the other Party (the “Notified Party”) in writing of such Compliance Event and the measures Notifying Party has taken and intends to take to remedy such Compliance Event and to prevent its recurrence.  The Notified Party reserves the right to require the Notifying Party to prohibit the employee or contractor (as the case may be) from performing any work related to this Agreement after due consultation with Notifying Party.

ARTICLE 10 INDEMNIFICATION; LIMITATION OF LIABILITY

10.1

Indemnification by Alphamab. Alphamab shall indemnify, defend and hold harmless ArriVent, its Affiliates, and its and their respective directors, officers, employees and agents (the “ArriVent Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs (including reasonable attorneys’ fees) (the “Losses”), arising out of any claim, demand, proceeding, in each case by a Third Party (“Claim”) against any ArriVent Indemnitees to the extent the Losses are caused by the negligence, gross negligence, willful misconduct or breach of this Agreement or any Ancillary Agreement by Alphamab; except in each case to the extent such Losses are caused by any activities set forth in Article 10.2 (Indemnification by ArriVent) for which ArriVent is obligated to indemnify Alphamab.

10.2

Indemnification by ArriVent. ArriVent shall indemnify, defend and hold harmless Alphamab, its Affiliates, and its and their respective directors, officers, employees and agents (“Alphamab Indemnitees”) from and against any and all Losses, arising out of any Claim against any Alphamab Indemnitees  to the extent the Losses are caused by the negligence, gross negligence, willful misconduct or breach of this Agreement or an Ancillary Agreement by ArriVent, ArriVent’s Affiliates or Sublicensees; except in each case to the extent such Losses are caused by any activities set forth in Article 10.1 (Indemnification by Alphamab) for which Alphamab is obligated to indemnify ArriVent.

10.3

Indemnification Procedure. The indemnified Party shall provide the indemnifying Party with prompt notice of the Claim giving rise to the indemnification obligation pursuant to this Article 10 (“Claim Notice”).  The failure by any indemnified Party so to notify the indemnifying Party shall not relieve the indemnifying Party from liability under this Article 10, except to the extent that the indemnifying Party shall have been prejudiced in any material respect as a result of such failure.  A Claim Notice will describe the nature of the Claim and shall indicate the amount of Losses (estimated to the extent that the Losses in respect of any Claim are reasonably capable of being estimated); provided, however, that the failure to estimate Losses (or the inaccuracy thereof) shall not affect the validity of a

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Claim Notice or the amount of Losses to which the Indemnified Party may be entitled. The indemnifying Party will have the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided however, that the indemnifying Party shall not enter into any settlement for damages other than monetary damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party. Only in the event that the indemnifying Party does not assume such defense within fifteen (15) days after its receipt of a Claim Notice or the indemnifying Party notifies the indemnified Party that it will not assume such defense, the indemnified Party may control the defense of such Claim at the indemnifying Party’s cost and the indemnified Party may settle the claim or Proceeding on behalf of and for the account and risk of the indemnifying Party, subject to the indemnifying Party’s consent, which will not be unreasonably withheld. The Party controlling the defense of a Claim will use commercially reasonable efforts to keep the other Party reasonably apprised of the status of the defense of any matter the defense of which it is maintaining.

10.4

Mitigation of Loss. Each indemnified Party shall take and shall procure that its Affiliates, agents, directors, officers and employees take all such reasonable steps and action as are reasonably necessary or as the indemnifying Party may reasonably require in order to mitigate any Losses (or potential losses or damages) under this Article 10. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

10.5

SUBJECT TO ARTICLE 10.1 AND ARTICLE 10.2, AND EXCEPT FOR ANY BREACH OF ARTICLE 11, IN NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT OR OTHERWISE, FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF REVENUE OR DAMAGES FOR LOST OPPORTUNITIES (WHETHER OR NOT REASONABLY FORESEEABLE AND EVEN IF THE FIRST PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF THE OTHER PARTY INCURRING SUCH LOSS OR TYPE OF LOSS).

10.6

Insurance. Each Party agrees to procure and maintain in full force and effect during the Term valid and collectible insurance policies in connection with its activities as contemplated herein in amounts that are normal and customary in the pharmaceutical industry generally for prudent companies similarly situated.  Each Party shall provide to the other Party upon such other Party’s request a certificate evidencing the coverage required hereby and the amount thereof.  Each Party’s coverage shall be with a reputable insurance company and shall have to be maintained for not less than sixty (60) months following expiration or termination of this Agreement for any reason.

ARTICLE 11 CONFIDENTIALITY

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11.1

Nondisclosure and Non-Use. Each Party agrees that, for so long as this Agreement is in effect and for a period of ten (10) years thereafter, a Party (the “Receiving Party”) receiving or possessing Confidential Information of the other Party (the “Disclosing Party”) shall, and shall cause its Affiliates, subcontractors and Sublicensees and its and their respective employees, consultants, advisors, contractors, agents and other representatives (“Representatives”), to, (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value (but no less than reasonable care), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement, including in connection with exercising its rights or fulfilling its obligations under this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement). Each Receiving Party shall be responsible for any breach of these obligations by any of its Representatives to which it discloses or provides access to any Confidential Information of the Disclosing Party. Each Receiving Party shall take all reasonable action under Applicable Law to enforce the confidentiality obligations hereunder against any of its Representatives to which it discloses or provides access to any Confidential Information of the Disclosing Party.

11.2	Exceptions. The obligations in Article 11.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

11.2.1was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; or

11.2.2was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; or

11.2.3became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

11.2.4is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

11.2.5has been independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party as demonstrated by documented evidence prepared contemporaneously with such independent development.

11.3

Authorized Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

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11.3.1prosecuting or defending litigation, including in connection with the enforcement of this Agreement, provided that reasonable measures shall be taken to assure confidential treatment of such information;

11.3.2making disclosure in response to an order of a court of competent jurisdiction or other Regulatory Authority or any political subdivision or regulatory body thereof of competent jurisdiction; provided that, the Receiving Party shall first have, if reasonably possible, given notice to the Disclosing Party and give the Disclosing Party, at such Disclosing Party’s own expense, a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information or documents that are the subject of such order be held in confidence by such court or Regulatory Authority or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such order shall be limited to that information which is legally required, in the reasonable opinion of legal counsel to the Disclosing Party, to be disclosed in such response to such court or governmental order;

11.3.3complying with Applicable Law (including, the rules and regulations of any national securities exchange, such as regulations of the State Administration of Foreign Exchange of the People’s Republic of China, the Hong Kong Stock Exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party shall promptly notify the other Party of such required disclosure so that the Disclosing Party can seek a protective order or other appropriate remedies and, at the Disclosing Party’s request and expense, reasonably assist the Disclosing Party in seeking such protective order or other reasonable remedies;

11.3.4as reasonably necessary in connection with an actual or potential (a) debt or equity financing of such other Party, (b) merger, acquisition, consolidation, share exchange or other similar transaction involving such Party and any Third Party, in each case of clause (a) and (b) subject to industry standard and reasonable confidentiality obligations;

11.3.5to Regulatory Authorities as is required for purposes of obtaining or maintaining any Regulatory Approval or Pricing Approval for any Product; and

11.3.6disclosure in connection with the performance of this Agreement and solely on a “need to know basis”, to Representatives each of whom must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11.

11.4	Terms of this Agreement. The Parties acknowledge that the terms and conditions of this Agreement shall be treated as Confidential Information of both Parties.
11.5

Patient Information. The Parties shall abide and cause their respective Affiliates, Sublicensees (if applicable) and subcontractors (if applicable) to abide and take and cause their respective Affiliates, Sublicensees (if applicable) and subcontractors (if applicable) to take all reasonable and appropriate actions to ensure that all Third Parties conducting or assisting with any clinical development activities hereunder in accordance with, and subject to the terms of, this Agreement, shall abide, to the extent applicable, by all Applicable Law

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concerning the confidentiality or protection of patient identifiable information and other patient protected health information.

11.6

Ownership of Confidential Information. The Receiving Party agrees that it shall not receive any right, title or interest in, or any license or right to use, the Disclosing Party’s Confidential Information (including, without limitation, all copies, extracts and portions thereof) or any intellectual property rights therein, by implication or otherwise, except as expressly and specifically permitted herein. All rights relating to the Disclosing Party’s Confidential Information that are not expressly granted hereunder to the Receiving Party are reserved and retained by the Disclosing Party.

11.7

Securities Filings. The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) and other required documents and materials with the Hong Kong Stock Exchange, NASDAQ or any stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party will use Commercially Reasonable Efforts to seek confidential treatment for the terms proposed to be redacted and file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies.

11.8	Publications.

11.8.1The JSC shall establish procedures for determining when publications, scientific presentations and the like relating to the Development are appropriate and providing for review by the Parties of any publications to protect Confidential Information. The appropriateness of all publications relating to the Development of the Products shall be determined by the unanimous vote of JSC. This Article 11.8 does not apply to disclosures required by Applicable Law.

11.8.2The Parties acknowledge the importance of supporting each other’s efforts to publish, publicly present, and/or submit for written or oral publication a manuscript, abstract or the like that includes information relating to the Development of the Products (“Publications”) in the Field in the Territory and other activities in connection with this Agreement, beyond what may be strictly required by the Applicable Law, and each Party may make such Publications from time to time subject to the prior written approval of the other Party, which approval shall not be unreasonably withheld. Such Publications may include achievement of significant events in the Development of the Products in the Field in the Territory. When a Party desires to make any such Publication under this Article 11.8, it will give the other Party reasonable notice to review and comment on such statement.  The Parties will endeavor to agree on the text of any proposed Publication in an expeditious manner. The principles to be observed in such Publications shall be accuracy, compliance with the Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities and the need to keep investors and others informed regarding the requesting Party’s business.

11.9	Publicity. The Parties may issue mutually agreed upon press releases from time-to-time related to this Agreement.

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ARTICLE 12 INTELLECTUAL PROPERTY

12.1

Background Intellectual Property. This Agreement does not affect the ownership of either Party’s Background IP, which shall be owned by the provider. Alphamab is and shall remain the owner of all rights, title and interest in and to the Alphamab Intellectual Property anywhere in the world. Parties agree that, any antibody drug conjugate platform technology and CMC technology related Intellectual Property Rights shall be solely owned by Alphamab.

12.2

New IP.  During the Term of this Agreement, and subject to Article 12.3, any and all Intellectual Property Rights, that are conceived, discovered, developed or otherwise made pursuant to activities under any Program of this Agreement solely by one Party or its Affiliates, subcontractors, or Sublicensees shall be solely owned by such respective Party, (“ArriVent’s New IP” and “Alphamab’s New IP”). Any and all Intellectual Property Rights that are conceived, discovered, developed or otherwise made pursuant to activities under any Program of this Agreement jointly by the Parties (or such Party’s Affiliates, subcontractors, or Sublicensees), shall be jointly owned by the Parties (“Joint New IP”). ArriVent’s New IP, Alphamab’s New IP and Joint New IP, collectively “New IP”.  The inventorship of inventions of ArriVent’s New IP or Alphamab’s New IP shall be determined pursuant to U.S. law. Each Party will promptly disclose to the other Party all Joint New IP to the other Party and hereby assigns and agrees to assign to the other Party an undivided equal share of its rights, title and interest in and to all Joint New IP.

Patents Covering Joint New IP are “Joint New Patents” Patents Covering ArriVent New IP or Alphamab New IP are, respectively, “ArriVent New Patents” and “Alphamab New Patents.”

Notwithstanding anything to the contrary herein, to clarify,

12.2.1for each Program, any and all Intellectual Property Rights (including but not limited to any antibody sequences) that are conceived, discovered, developed or otherwise made pursuant to any activities before any Target Pairs are confirmed by the JSC according to Article 4.1.1, including but not limited to any results of the screening activities or the Abandoned Target Pairs, shall be solely owned by Alphamab.

12.2.2for each Program, any and all Compound Patents under any Program of this Agreement shall be Joint New Patents. Upon confirmation of a Target Pair by the JSC, Alphamab will, and hereby does, assign to ArriVent an undivided equal share of its rights, title and interest in and to interest in and to the Compound Patents.

12.3

Cooperation of Third Parties.  Each Party represents and agrees that all of its employees and all of its Affiliates’ employees acting under its or its Affiliates’ authority in the performance of Research, Development activities, or pursuant to the licenses granted under Article 2 hereof shall be obligated under a binding written agreement or established corporate policy to assign to such Party, or as such Party shall direct, all intellectual property, data and inventions discovered, made, conceived or reduced to practice by such

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employee as a result of such employee’s employment.  In the case of all others acting in the performance of Research, Development activities or pursuant to the licenses granted under Article 2 hereof, such as consultants, subcontractors, Sublicensees, clinical investigators, agents, or non-employees working for non-profit academic institutions, the Parties will ensure that such others are also obligated under an agreement to assign to such Party, or as such Party shall direct, all intellectual property, data and inventions discovered, made, conceived or reduced to practice by such individual or entity, except (a) where Applicable Law requires otherwise (in which case Control must be obtained), (b) in the case of governmental entities, not-for-profit and public institutions that have standard policies against such an assignment (in which case, a suitable license or right to obtain or negotiate such a license, with Control, must be obtained); (c) in connection with any Third Party Combination (including Combination Patents specific to a Third Party Combination); or (d) unless otherwise approved by the JSC.  The Parties agree to undertake to enforce the agreements referenced in this Article 12 (including, where appropriate, by legal action) considering, among other things, the commercial value of the relevant intellectual property or inventions.

12.4

No Encumbrances.  During the Term, except as expressly provided in this Agreement, neither Party shall sell, transfer, assign, mortgage, pledge, lease, grant a security interest in (e.g., as collateral for a loan or other financing) or otherwise encumber any Joint New IP without the prior written consent of the other Party; except to the assignee of this Agreement as permitted by Article 15.4 or in connection with the grant of a sublicense or Sublicense of its rights as permitted under the terms of this Agreement.

12.5	Filing, Prosecution, Maintenance of Patents.

12.5.1In General. Subject to this Article 12.5, (a) ArriVent shall have the right, through counsel reasonably acceptable to Alphamab, to prepare, file, prosecute and maintain any Joint New Patents in the ArriVent Territory and the corresponding PCT application, and (b) Alphamab shall have the right, through counsel reasonably acceptable to ArriVent, to prepare, file, prosecute and maintain any Joint New Patents in the Alphamab Territory, and (c) Alphamab shall have the right, to prepare, file, prosecute and maintain any Alphamab Patents (including Alphamab New Patents) in the Territory of worldwide.

12.5.2For purposes of this Article 12.5, the Party having the right to control the preparation, filing, prosecution and maintenance of a Joint New Patent, ArriVent New Patent or  Alphamab Patent is the “Controlling Party.” The Controlling Party will bear the expense for the preparation, filing, prosecution and maintenance of the applicable Patents. The Controlling Party shall keep the other Party informed of all actions with regard to the preparation, filing, prosecution and maintenance of: (i) the Joint New Patents and (ii) ArriVent New Patents or Alphamab Patents, as applicable, including by providing the other Party with a copy of all communications to and from any applicable patent authority regarding such Patents and by providing drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the other Party to review and comment thereon (the other Party will bear the additional translation costs if necessary). Notwithstanding the foregoing, if Alphamab will prepare or file any new applications generally directed to its platform technology, including Enzymes, Alphamab will only be required to provide

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such copies of communications and drafts of material filings or responses after the publication of such new applications, provided that if such new applications or any such filing or response includes data or other information specific to a Compound or Program hereunder (“Program Information”), then at least [***] prior to filing such new application, filing or response including the Program Information, Alphamab will provide a copy of to ArriVent.  Alphamab may redact information from such copy other than the data or information that is specific to a Compound or Program hereunder.  The Controlling Party shall consider in good faith the requests and suggestions of the other Party with respect to such drafts and with respect to strategies for filing and prosecuting such Patents. Notwithstanding the foregoing, any decisions regarding the filing of any Joint New Patents (including any divisional or continuation of any Joint New Patents), abandonment or lapse of any Joint New Patents; or in connection with any invalidation, appeals of invalidation, interference, re-issuance, re-examination, and opposition proceedings before any patent office with respect to any Joint New Patents, must be made jointly by the Parties. If no decision is reached prior to any applicable due date, the Controlling Party will take the necessary action to file or otherwise maintain any such Joint New Patents.

12.5.3Co-operation. The non-Controlling Party will assist and co-operate with the Controlling Party, as the Controlling Party may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Joint New Patents, including by providing access to relevant documents and other evidence and making any inventors available at reasonable business hours. The Parties will sign, or will use reasonable efforts to have signed, all legal documents as are reasonably necessary to prosecute and maintain the Joint New Patents in accordance with this Article 12.5.

12.5.4Patent Term Extension and Supplementary Protection Certificate. ArriVent will have the right to make decisions regarding the application for patent term extensions, or any other extensions that are now or become available in the future, in the ArriVent Territory, for each Program, and the Joint New Patents and ArriVent New Patents, and in each case including whether or not to do so. Alphamab will have the right to make decisions regarding the application for patent term extensions, or any other extensions that are now or become available in the future, in the Alphamab Territory, for each Program, and the Joint New Patents and Alphamab Patents, and in each case including whether or not to do so.

12.6	Enforcement.

12.6.1Notice. Each Party shall promptly disclose to the other in writing (“Infringement Notice”) within [***], any actual, alleged, or threatened Third Party infringement of any Alphamab Patents, ArriVent New Patents or Joint New Patents (“Infringement”), of which such Party becomes aware.

12.6.2Control. Alphamab shall have the first right, but not the obligation, to respond to any Infringement within the Alphamab Territory, in each case including by initiating a proceeding. In exercising its rights pursuant to this Article 12.6, Alphamab will use legal counsel of its choice at its expense and shall have full control over the conduct of such proceeding. If Alphamab elects not to respond to any such Infringement or fails to do so within [***] of the Infringement Notice, then ArriVent shall have the right, but not the obligation, to take action, at its sole expense, in which case ArriVent shall have full control over the conduct of such proceeding;

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provided, however, that notwithstanding anything to the contrary herein, ArriVent will in no event have any rights to enforce any Alphamab Patent in the Alphamab Territory.  ArriVent shall have the first right, but not the obligation, to respond to any Infringement within the ArriVent Territory, in each case including by initiating a proceeding. In exercising its rights within the ArriVent Territory pursuant to this Article 12.6, (a) with respect to any Joint New Patent, ArriVent will use legal counsel of its choice at its expense and shall have full control over the conduct of such proceeding; and (b) with respect to any Alphamab Patent, ArriVent will use legal counsel reasonably acceptable to Alphamab, and if any legal proceeding is filed, the Parties will equally bear all court fees and the fees for the legal counsel expenses and jointly control the proceeding provided neither Party may take action that require the other Party to admit wrongdoing, fault, or liability. If ArriVent elects not to respond to any such Infringement or fails to do so within [***] of the Infringement Notice, then Alphamab shall have the right, but not the obligation, to take action, at its sole expense, in which case Alphamab shall have full control over the conduct of such proceeding.  For purposes of this Article 12.6, the Party controlling the enforcement action is the “Enforcing Party.” The Enforcing Party will keep the non-Enforcing Party reasonably informed regarding its enforcement efforts and any proceeding with respect to any Alphamab Patent in the ArriVent Territory and any Joint New Patent.  The Enforcing Party may settle or compromise any such proceeding without the consent of the other Party; provided, however, if such settlement affects the other Party’s Intellectual Property Rights or its rights under this Agreement, or the other Party’s ability to Commercialize the Products in its Territory, or otherwise requires the other Party to admit wrongdoing, fault, or liability, the Enforcing Party will not settle or compromise any such proceeding without the consent of the other Party, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, Alphamab will not be obligated to get ArriVent’s consent for any settlement or compromise involving only Alphamab Patents in the Alphamab Territory. The Enforcing Party shall be solely responsible for any legal costs or damages awards made in any proceeding that is initiated by it.

12.6.3Co-operation. With respect to an action by the Enforcing Party, the other Party will, and will cause its Affiliates to, assist and co-operate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, including where necessary, by making the inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours.  The Enforcing Party will reimburse the other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection with such other Party’s cooperation pursuant to this Article 12.6.

12.6.4Recovery. Any recovery realized as a result of any enforcement pursuant to this Article 12.6 (whether by way of settlement or otherwise) (a) shall be first allocated to reimburse the Parties for their costs and expenses incurred with respect to such enforcement; and (b) any remainder after such reimbursement is made shall be retained by the Enforcing Party; provided that to the extent that any award or settlement (whether by judgment or otherwise) with respect to an Alphamab Patent or Joint New Patent is attributable to loss of sales or profits with respect to a Product sold in the ArriVent Territory or the Enforcing Party is ArriVent, such remainder shall be paid to or retained by ArriVent and considered Net Sales and subject to the royalty obligations pursuant to this Agreement.

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12.7

Invalidity or Unenforceability Defenses or Actions. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any Alphamab Patent or Joint New Patent by a Third Party of which such Party becomes aware. Unless otherwise agreed in writing by the Parties, the Parties will jointly defend the validity and enforceability of any Alphamab Patent or Joint New Patent, using mutually acceptable counsel, unless when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action, the control of which shall be subject to Article 12.6.2. The Parties shall, and shall cause their Affiliates to, assist and co-operate with the other Party, as reasonably request from time to time, including by joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours. The Parties will equally bear any Third Party costs and expenses in connection with any defense or action pursuant to this Article 12.7, including attorneys’ fees.

12.8

Infringement Claims by Third Parties. If the Development or Commercialization of a Product in the ArriVent Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim or action against ArriVent or any of its Affiliates or Sublicensees alleging infringement by ArriVent or any of its Affiliates or its or their Sublicensees, distributors or customers (“Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Article 12.6 (Enforcement), the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing. As between the Parties (subject to Article 12), ArriVent shall be responsible for defending any such claim, suit or proceeding at its sole cost and expense, using counsel of ArriVent’s choice. Any damages, or awards, including royalties, incurred or awarded in connection with any Third Party Infringement Claim shall be borne by ArriVent.

ARTICLE 13 TERM AND TERMINATION

13.1

Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect until the expiration of the Royalty Term (“Term”). Upon expiration of the Term (but not earlier termination) the licenses granted to ArriVent will become fully paid up, perpetual and irrevocable.

13.2	Early Termination.

13.2.1Termination by ArriVent. Without limiting ArriVent’s rights set forth elsewhere in this Agreement, at any time, ArriVent may terminate this Agreement on a Program-by-Program basis, at its sole discretion for any reason or no reason, by providing written notice of termination to Alphamab, which termination shall be effective [***] after the date of such notice (or such longer time period as may be specified in such notice).

13.2.2Termination for Material Breach. If either Party (the “Non-Breaching Party”) determines that the other Party (the “Breaching Party”) is in material breach of any of its obligations under this Agreement, then the Non-Breaching Party may deliver written notice of

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such material breach to the Breaching Party specifying the nature of the breach (a “Default Notice”). The Breaching Party shall have [***] (or [***] in the event of a payment breach by ArriVent) from the receipt of the Default Notice to cure such breach or to dispute the allegation of breach.  If the Breaching Party fails to cure, and fails to dispute, such breach within such [***] (or [***] in the event of a payment breach by ArriVent), then the Non-Breaching Party may terminate this Agreement by giving the Breaching Party written notice of termination, which termination shall be effective immediately upon the Breaching Party’s receipt of such notice of termination.  Any disputed breach will be resolved in accordance with Article 14 and this Agreement will remain in effect until such resolution.

13.2.3Termination for Bankruptcy, Insolvency or Similar Event.  If either Party (a) files for or becomes the subject, whether voluntarily or involuntarily, of any bankruptcy, insolvency, receivership or similar proceeding, and, in the event of an involuntary case under the bankruptcy code, such case is not dismissed within [***] following the commencement thereof; (b) makes an assignment for the benefit of creditors; (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property; (d) proposes a written agreement of composition, arrangement, readjustment or extension of its large debts reasonably considered as financial inability or otherwise admits in writing its inability to meet its obligations as they fall due in the general course; or (e) becomes subject to a warrant of attachment, execution, or distraint or similar process against substantially all of its property, then the opposing Party may terminate this Agreement, effective immediately upon written notice to the other Parties.  To the extent fully permitted by the PRC Applicable Laws, (y) all rights and licenses granted under or pursuant to this Agreement by Alphamab to ArriVent are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, and (z) ArriVent will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws.

13.2.4Termination for Patent Challenge.  If ArriVent or any of its Affiliates, subcontractors, Sublicensees challenge, or otherwise aides any Third Party to challenge, any claim in an Alphamab Patent as invalid, unenforceable or otherwise not patentable or as not being infringed by ArriVent’s activities absent the rights and licenses granted hereunder, then Alphamab shall have the right to terminate this Agreement by giving ArriVent written notice of termination, which termination shall be effective immediately upon ArriVent’s receipt of such notice of termination.

13.2.5Development Delay. Within [***] after obtaining IND approval, if ArriVent does not achieve the first patient enrollment in a Clinical Trial, or ceases the Development of Product in the ArriVent Territory, except where such cessation or failure is a consequence of delay or failure of supply of Product by Alphamab, action by a Regulatory Authority, any act or omission by or on behalf of Alphamab, or such other circumstance not under the reasonable control of ArriVent, ArriVent will be deemed to have failed to use Commercially Reasonable Efforts to Develop such Product.  Upon request, ArriVent shall provide an explanation for the detailed reason and the efforts that ArriVent has made, together with the supporting documents reasonably requested by Alphamab to substantiate the foregoing. If ArriVent fails to make such explanation and Parties cannot reach into agreement for the further implementation of

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Development Plan, Alphamab has the right to terminate the Agreement on a Product-by-Product (or Program-by-Program) and region-by-region basis in accordance with Article 13.2.2.

13.3	Effects of Termination.

13.3.1License. If this Agreement is terminated for any reason, all rights and licenses granted by Alphamab to ArriVent, shall automatically terminate, on country-by-country and Product-by-Product basis, as of the effective date of termination. Each Party shall promptly return all Confidential Information to the providing Party in accordance with any agreed upon transition plan pursuant to Article 13.3.3.

13.3.2Sublicensees. Upon termination of the Agreement for any reason, with the prior written consent from Alphamab, all Sublicensees will have the option to retain their Sublicenses, provided that the Sublicensee in question is in compliance with its Sublicense.  Upon election by a Sublicensee, ArriVent will assign the Sublicenses to Alphamab in accordance with any agreed upon transition plan pursuant to Article 13.3.3.

13.3.3Transition Plan.

(a)In the event ArriVent terminates this Agreement with respect to any Compound in all countries of the ArriVent Territory pursuant to Article 13.2.1 or Alphamab terminates this Agreement pursuant to Article 5.5 or 13.2.4, ArriVent will promptly assign to Alphamab, at ArriVent’s cost, all of its rights in and to the Clinical Trials, Regulatory Filings, Regulatory Approvals (including MAH of the Product), ArriVent’s New IP, Joint New Patents, Joint New IP Controlled by ArriVent that are exclusively related to such Compound or necessary for the further Development and Commercialization of the Compound and applicable Products. ArriVent will reasonably cooperate with Alphamab to transition the terminated Compound to Alphamab.

(b)Upon termination other than as addressed in Article 13.3.3(a), at Alphamab’ written request and subject to Applicable Laws, for a period of [***] beginning on the date that notice of termination is provided to a Party, the Parties shall negotiate a transition plan, to address commercial sales upon termination and corresponding royalty payment, the transfer of ArriVent’s right, title, and interest in and to all Clinical Trials, Regulatory Filings, Regulatory Approvals (including MAH of the Product), Data, Joint New Patents, Joint New IP and other documents and materials that relates to the Products that are in the Control of ArriVent and are necessary or reasonably useful for Alphamab or any of their respective Affiliates, subcontractors or Sublicensees to Develop or Commercialize the Products in the Territory of worldwide in the Field on a country-by-country and Product-by-Product basis.

13.4	Survival.

13.4.1Accrued Rights; Remedies. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under Article 8 hereof, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination

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of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 13 are in addition to any other relief and remedies available to either Party under this Agreement and Applicable Law.

13.4.2The rights and obligations of the Parties set forth in the following provisions shall survive the expiration or termination of this Agreement for any reason, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: Article 1 and Exhibit 1 (DEFINITIONS), Article 8.7, Article 8.10, Article 8.11, Article 9.2.2, Article 10, Article 11, Article 13, Article 14 and Article 15.

ARTICLE 14 DISPUTE RESOLUTION

14.1	Governing Law. This Agreement shall be governed by and construed in accordance with Singapore law, excluding its conflict of laws rules.
14.2

Binding Arbitration. In the event of any dispute between the Parties arising out of or relating to any provision of this Agreement or any Ancillary Agreement, including the breach, termination or validity thereof, the Parties shall try to settle the problem amicably between themselves. If Parties fail to agree to a resolution within a period of [***], either Party may submit the matter in dispute to Singapore International Arbitration Centre (SIAC) for arbitration in accordance with its arbitration rules in effect at the time of applying for the arbitration. The arbitration shall be seated in Singapore. The arbitration shall be conducted in the English language. The arbitration shall be conducted by three (3) arbitrators. Parties shall each appoint one arbitrator, and the appointed two arbitrators shall jointly select the third arbitrator.  Unless otherwise agreed by the Parties, discovery will be limited such that the decision of the arbitrators will be issued within [***] or fewer of the appointment of the third arbitrator.  Unless otherwise awarded by the arbitration tribunal, the costs of arbitration shall be borne equally by both Parties.  The award of the arbitrators shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement), the Parties hereby expressly agree to waive the right to appeal from the decisions of the arbitrators, and there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrators. Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators.

14.3

Provisional Relief. Without otherwise limiting the requirements imposed by this Article 14, a Party may seek from any court having jurisdiction any interim or provisional relief that may be necessary to protect its interests hereunder, including specific performance or injunctive or other equitable relief as a remedy for a breach or threatened breach of Article 11 (Confidentiality), pending the resolution of any dispute in accordance with this Article 14.

14.4

Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Article 15.2 shall be effective service of process for any arbitration proceeding brought against it under this Agreement.

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14.5

Confidentiality. The Parties agree that all negotiations pursuant to Article 14.2 will be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  The Parties further agree that the arbitration shall be kept confidential and that the existence of the arbitration proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the SAIC, the Parties, their counsel, accountants and auditors, insurers and re-insurers, and any person or entity necessary to the conduct of the proceeding.  The confidentiality obligations in this Article 14.5 shall not apply (a) if disclosure is required by law, or in judicial or administrative proceedings, or (b) as far as disclosure is necessary to enforce the rights arising out of the arbitration award.

14.6

Excluded Claim. For the purpose of this Agreement, “Excluded Claim” shall mean a (a) any dispute concerning a matter that is subject to either Party’s final decision-making authority or final approval, as expressly set forth in this Agreement; or (b) that concerns the scope, validity, enforceability, inventorship or infringement of an Intellectual Property Right. Any Excluded Claim pursuant 14.6(b) shall be submitted to a competent court.

ARTICLE 15 MISCELLANEOUS

15.1

Severability. The Parties hereby expressly state that neither Party intends to violate any Applicable Law.  If any provision of this Agreement is in violation of Applicable Law it shall be invalid and unenforceable to the extent of such violation, without affecting the validity or enforceability of other provisions of this Agreement.  The Parties agree to renegotiate such provision in good faith and, to the extent possible, to replace it with valid and enforceable provisions in such a way as to reflect as nearly as possible the intent and purpose of the original provision.

15.2

Notices. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified below or (c) by email at the email addresses specified below.  A Party may change its address for notice by providing notice of such other address to the other Parties in accordance with this Article 15.2.  Such notice shall be deemed to have been given as of the date delivered by hand, on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or upon receipt of an email reply by the email recipient.  This Article 15.2 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Alphamab:

Jiangsu Alphamab Biopharmaceuticals Co., Ltd.,

(江苏康宁杰瑞生物制药有限公司)

No. 175, Fangzhou Road, Suzhou

Industrial Park, Jiangsu, China

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Attention: [***]

Email: [***]

With a copy to:

Jiangsu Alphamab Biopharmaceuticals Co.,

Ltd.,

(江苏康宁杰瑞生物制药有限公司)

No. 175, Fangzhou Road, Suzhou Industrial

Park, Jiangsu, China

Attn: Legal Department

If to ArriVent:

ArriVent BioPharma Inc.

18 Campus Blvd.,

Suite 100

Newtown Square, PA 19073-3269

Attention: [***]

Email: [***]

With copies to:

ArriVent BioPharma Inc.

Attn: Legal

Email: [***]

15.3

Force Majeure. Neither Party shall be held liable or responsible to the other Parties or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement  when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including floods, earthquakes, hurricanes, embargoes, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement), or such other events that disable the economy and/or banking systems in the relevant jurisdiction.  The non-performing Party shall promptly notify the other Party of any force majeure by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

15.4

Assignment. This Agreement shall not be assignable by either Party to any Third Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, but with written notice to: (a) an Affiliate, provided that the assignment to such Affiliate does not negatively affect the other Party’s rights under this Agreement and the assigning Party will remain responsible for the performance of the Affiliate assignee; or (b)  in connection with

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a Change of Control to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and in each case that agrees in writing to be bound by the terms and conditions of this Agreement. No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Except as expressly provided in this Article 15.4, any attempted assignment or transfer of this Agreement shall be null and void.

15.5

Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

15.6

Waivers. Any term or condition of this Agreement may be waived at any time by the Party or Parties that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party or Parties waiving such term or condition. Neither the waiver by any Party of any term or condition of this Agreement nor the failure on the part of any Party, in one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, will be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement.

15.7

Independent Contractor. The relationship between the Parties is that of independent contractors. Such Parties are not joint venturers, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties. Such Parties’ obligations and rights in connection with the subject matter of this Agreement are solely and specifically as set forth in this Agreement, and such Parties acknowledge and agree that neither such Party owes the other any fiduciary or similar duties or obligations by virtue of the relationship created by Agreement.

15.8

Third Party Beneficiaries. Except as provided in Article 15.4, none of the provisions of this Agreement will be for the benefit of or enforceable by any Third Party, including any creditor of a Party. No Third Party will obtain any right under any provision of this Agreement or will by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against a Party.

15.9

Entire Agreement; Amendments. This Agreement (including all Exhibits attached hereto, which are incorporated herein by reference) together with any Ancillary Agreement (a) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, (b) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties with respect to the subject matter hereof, and (c) cancels, supersedes and terminates all prior agreements and understanding between the Parties with respect to the

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subject matter hereof. Information disclosed by either Party or its Affiliates under any confidentiality agreement in effect as of the Effective Date shall be deemed to be Confidential Information of the applicable Party disclosed hereunder and subject to the confidentiality provisions of this Agreement from and including the Effective Date for the duration set forth herein. There are no covenants, promises, agreements, warranties, representations, conditions or understandings with respect to the subject hereof, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

15.10

Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of a copy of this Agreement together with an executed signature page of a counterpart in Adobe™ Portable Document Format (PDF) sent by electronic mail shall take effect (as of the Effective Date) as delivery of an executed counterpart of this Agreement. If this method is adopted, without prejudice to the validity of this Agreement, each Party shall provide the other with a hard copy original of that executed counterpart as soon as reasonably practicable thereafter.

15.11

Expenses. Each Party shall bear its own costs, charges and expenses incurred in connection with the negotiation, preparation and execution of this Agreement, including without limitation, any fees and expenses of its attorney or auditor.

15.12	Construction.

15.12.1Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The English language version of this Agreement shall control any interpretations of the provisions of this Agreement.

15.12.2The language of this Agreement is English.  No translation into any other language shall be taken into account in the interpretation of the Agreement itself.

15.12.3Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

15.12.4The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” whether or not such

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phrase is included. The word “any” shall mean “any and all” unless otherwise clearly indicated by context.

15.12.5Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed or amended, (c) any reference herein to any person shall be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, all references herein to ARTICLES, Sections or Exhibits, unless otherwise specifically provided, shall be construed to refer to ARTICLES, Sections and Exhibits of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

JIANGSU ALPHAMAB BIOPHARMACEUTICALS CO., LTD		ARRIVENT BIOPHARMA, INC.

By:	/s/ Xu Ting	By:	/s/ Zhengbin Yao

Name:	Xu Ting	Name:	Zhengbin Yao
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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Exhibit 1

Definitions

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth below.

1.

“Abandoned Target Pair” means a Target Pair which (a) pairs of Targets that are nominated by ArriVent but fail to be confirmed by JSC in accordance with Article 3; or (b) ArriVent has provided written notice to Alphamab that ArriVent no longer intends to Research, Develop, or for which ArriVent no longer intends to Commercialize Products comprising such Target Pair. Notwithstanding anything to the contrary, pairs of Targets nominated by ArriVent under a Screening Plan that are not included in the Target Pairs approved by the JSC under Article 3, will at no time be considered a Target Pair and neither Party will be restricted in its activities with respect to such Targets.

2.

“Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with treatment. An adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to the medicinal product. In addition to the foregoing, in the context of Clinical Trials an Adverse Event will also mean events associated with and/or possibly attributable to the Clinical Trials procedures. For the avoidance of doubt, an “Adverse Event” includes all occurrences which would be regarded as “adverse drug reactions” under Applicable Law in the applicable country or jurisdiction in the Territory.

3.

“Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.

4.	“Agreement” has the meaning set forth in the preamble, including all Exhibits hereto, as identified in the preamble, as may be amended from time to time in accordance with its terms.
5.	“Alphamab Intellectual Property” means Alphamab Know-How and Alphamab Patents.
6.

“Alphamab Know-How” means any and all Know-How, to the extent Controlled by Alphamab, that is necessary or reasonably useful in connection with the Development, Manufacturing (solely to the extent of ArriVent’s rights pursuant to the Manufacturing

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License) and Commercialization of the Products in the Field in the ArriVent Territory.

7.

“Alphamab Patents” means any pending or issued Patents in the applicable country or jurisdiction in the Territory that are Controlled by Alphamab that are necessary or reasonably useful in connection with the Development, Manufacturing (solely to the extent of ArriVent’s rights pursuant to the Manufacturing License) and Commercialization of the Products in the Field in the ArriVent Territory, including the Patents listed in Exhibit 2, but excluding any Combination Patents having an earliest priority date that is after the completion of the Research. Alphamab will update the list of Exhibit 2 upon JSC’s approval of each Compound.

8.	“Alphamab Territory” means the greater China, including the Chinese mainland, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Region.
9.

“Ancillary Agreement” means any Data Processing Agreement, Supply Agreement (together with any quality agreement thereunder), Pharmacovigilance Agreement; Clinical Collaboration Agreement or any other Agreement entered into by and between the Parties in furtherance of the activities pursuant to this Agreement.

10.	Applicable Accounting Standards” means International Financial Reporting Standards (IFRS) or Generally Accepted Accounting Principles (GAAP), as applicable to a Party, consistently applied.
11.

“Applicable Law” means the applicable provisions of any and all national, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, and ordinances, and any and all directives, and orders or administrative decisions or requirements of any governmental agency or authority (including Regulatory Authorities, recognized stock exchange) having jurisdiction over or related to the subject matter in question, including Regulatory Requirements, export control laws, and the FCPA and other Anti-Corruption Laws, which are applicable to the subject matter of this Agreement..

12.

“Anti-Corruption Laws” means all Applicable Laws for the prevention of fraud, kickbacks, bribery, corruption, racketeering, money laundering or terrorism, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended (“FCPA”), each, as amended from time to time.

13.	“ArriVent Territory” means worldwide, except for the Alphamab Territory.
14.

“Background IP” means any Intellectual Property Rights (a) that exists as of the Effective Date; or (b) is acquired or developed by or on behalf of such Party outside the scope of this Agreement and without the use of the other Party’s Confidential Information.

15.

“Biosimilar” means a product that is approved as a biosimilar to a Product pursuant to Section 351(k) of the Public Health Service Act (or a foreign equivalent, as applicable) and relying on the prior approval of a Product; and is being sold by a Third Party not authorized by ArriVent or its Affiliates, Sublicensees or distributors, and it is not purchased from or

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Manufactured by ArriVent or its Affiliates or Sublicensees.

16.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercials banks are required or authorized by Applicable Laws to be closed in Hong Kong, Jiangsu, China, or New York, New York, U.S.

17.

“Calendar Quarter” means, with respect to the first Calendar Quarter during the Term, the period beginning on the Effective Date and ending on the last day of the Calendar Quarter within which the Effective Date falls, and thereafter each successive period of three calendar months ending on (and including) each of March 31, June 30, September 30, and December 31; except that the last Calendar Quarter during the Term will end upon the expiration of the Term.

18.

“Calendar Year” means the period of 12 consecutive calendar months beginning on January 1 and ending on December 31; except that (a) the first Calendar Year during the Term will begin on the Effective Date and end on December 31 of the Calendar Year within which the Effective Date falls, and (b) the last Calendar Year during the Term will end upon expiration of the Term.

19.

“Change of Control” of a Party occurs upon (i) the closing of a sale of all or substantially all of the assets of such Party to a Third Party in one transaction or series of related transactions, (ii) the closing of a merger or other business combination or transaction that results in a Third Party owning, directly or indirectly, of more than fifty percent (50%) of the voting securities of such Party, or (iii) the closing of a transaction, following which a Third Party acquires direct or indirect ability or power to direct or cause the direction of substantially all management and policies of such Party or otherwise direct substantially all of the affairs of such Party, whether through ownership of equity, voting securities, beneficial interest, by contract, or otherwise.

20.	“Clinical Trial(s)” means studies conducted anywhere in the Territory, or such other tests or studies in humans conducted anywhere in the Territory regarding the Products.
21.

“Combination Patent” means a Patent Covering (a) a Product that includes a Compound together with one or more other active ingredients; or (b) the use of a Product or Compound together with one or more other active ingredients or products including another active ingredient (for example, a combination therapy).

22.

“Commercialization” means, with respect to a particular Product, any and all processes and activities conducted to establish and maintain sales for such Product (including with respect to reimbursement and patient access), including offering for sale, detailing, selling (including launch), marketing (including education and advertising activities), promoting, storing, transporting, distributing, and importing such Product, but shall exclude Development and Manufacturing of such Product. “Commercialize” and “Commercializing” shall have their correlative meanings.

23.	“Commercially Reasonable Efforts” means, with respect to activities of each Party

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contemplated under this Agreement, that level of efforts and resources, with respect to a particular Party, at the relevant point in time, that is consistent with the usual practice followed by that Party, in the exercise of its reasonable scientific and business judgment relating to other pharmaceutical products owned or licensed by it or to which it has exclusive rights in its Territory, which have market potential and are at a stage of development or product life similar to the applicable Product, taking into account its efficacy, safety, proprietary position (including patent and regulatory exclusivity), regulatory concerns (including anticipated or approved labeling and anticipated or approved post-approval requirements), strategic planning, present and future market and commercial potential (including competitive market conditions and the probability of profitability of the relevant product or service in light of existing and anticipated competitive products and services, as well as pricing and reimbursement issues), and all other relevant factors, including commercial, technical, legal, scientific, or medical factors; provided, however, that Commercially Reasonable Efforts will not consider with respect to a Party the payments required to be made by such Party to the other Party under this Agreement.

24.

“Outside Target Pairs” means [***]. Alphamab may update this definition once every [***] beginning [***] after the Effective Date by providing ArriVent with written notice of the updated list of Outside Target Pairs.

25.	“Compound” means, (a) the bi-ADC that is generated and confirmed by Parties through JSC, and (b) each antibody sequence incorporated in the bi-ADC.
26.	“Compound Patents” means any Patents claiming matters of composition of the Compound.
27.

“Confidential Information” means, with respect to a Party, all non-public, confidential and proprietary information and materials, including technology, marketing plans, strategies, and customer lists, in each case, that are disclosed by such Party to the other Party or generated by or on behalf of a Party in connection with the activities conducted under this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by the disclosing Party in oral, written, visual, graphic or electronic form. For clarity, any technical information disclosed at a meeting or the JSC or any other committee established under this Agreement, will constitute Confidential Information unless otherwise specified.

28.

“Control”, “Controlled” or “Controls” means, with respect to any Intellectual Property Rights or Confidential Information, the ability of a Party, itself or through an Affiliate, whether through ownership or license (other than a license granted in this Agreement) to grant to the other Party or its Affiliates, as applicable, the licenses or sublicenses upon the terms and conditions specified in this Agreement or to otherwise disclose the subject matter of Intellectual Property Rights or Confidential Information to the other Party without violating the terms of any then-existing agreement with any Third Party or misappropriating such Confidential Information.

29.	“Cover,” “Covering” or “Covered” means that the use, manufacture, development or commercialization (including the Manufacture, Development, or Commercialization, if

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applicable) of the subject matter in question falls within the scope of at least one Valid Claim of a Patent, or would infringe at least one Valid Claim of a Patent (but for any license to such Patent).

30.	“Culture Media” means the cell culture basal media and feed formulation developed and manufactured by Alphamab or its designated parties.
31.

“Data” means all data, including non-clinical, CMC (chemical manufacturing and control), pre-clinical, clinical, analytical data, generated or resulted from any activities associated with the Products under a Program for the purpose of this Agreement, together with any supporting information required to understand such data (including, for example, a clinical protocol).

32.

“Development” shall mean, any preclinical, clinical, non-clinical activity, development and regulatory activities directed to obtaining or maintaining Regulatory Approval of a Product, including but not limited to (a) research, process development, non-clinical testing, toxicology, non-clinical activities, IND-enabling studies, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a product, but excluding (i) screening and Research and (ii) activities directed to Manufacturing or Commercialization. When used as a verb, “Develop” shall mean to engage in Development. For clarity, “Development” shall include Phase IV studies or any other Clinical Trial commenced after Regulatory Approval.

33.	“Dual-Payload Technology” means the 2nd payload in addition to [***] platform.
34.	“Enzyme” means [***] used by Alphamab for the manufacture of a Product pursuant this Agreement.
35.	“Field” means [***].
36.	“GDPR” means Regulation (EU) 2016/679, the General Data Protection Regulation.
37.

“cGCP” means then-current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials for pharmaceuticals as set forth in the International Conference on Harmonization (ICH) guidelines entitled “Guidance for Industry E6(R2) Good Clinical Practice: Consolidated Guidance,” NMPA, FDA and equivalent regulations or standards in the applicable country or jurisdiction in the Territory and any update thereto and any other policies or guidelines applicable to the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials for pharmaceuticals in such country or jurisdiction in the Territory, and/or any applicable foreign equivalents thereof, and any updates of any of the foregoing.

38.	“cGMP” means those quality systems and then-current good manufacturing practices

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applicable to the manufacturing, labeling, packaging, handling, storage, and transport of the Products as set forth by the NMPA, FDA and equivalent foreign regulations or standards and any update thereto and any other policies or guidelines applicable to the manufacture, labeling, packaging, handling, storage, and transport of pharmaceutical products in the applicable country or jurisdiction in the applicable Territory, and/or any applicable foreign equivalents thereof, and any updates of any of the foregoing.

39.

“IND” means an Investigational New Drug Application filed with the FDA or an analogous application or filing with any analogous Regulatory Authority outside of the U.S. under any analogous law for the purposes of obtaining permission to conduct human clinical trials in such jurisdiction.

40.

“Intellectual Property Rights” means any intellectual or industrial property right recognized under the Applicable Laws of any jurisdiction anywhere in the world, including all rights in: (a) Patents, (b) trademarks, (c) Know-How, (d) copyrights, and (e) Internet domain names.

41.

“Know-How” means all tangible and intangible: (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including assay development, compound screening, chemical, pharmacological, toxicological and clinical data and results), analytical and quality control data, results or descriptions, software and algorithms, reports and study reports; and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material. For the avoidance of doubt, Know-How does not include Patents.

42.

“Manufacture” or “Manufacturing” means all operations involved in the pre-clinical, clinical, and commercial manufacturing, quality control testing (including in-process, release and stability testing, if applicable), storage, releasing and packaging the Compound(s) and Product(s), including vector construction, test method development and stability testing, toxicology, formulation and delivery system development, process development and optimization, clinical Compound and Product supply, manufacturing scale-up, development-stage manufacturing, quality assurance/ quality control procedure development.

43.

“Net Sales” means the gross amounts gross amounts received for sales of Product by ArriVent or its Affiliates or Sublicensees (each a “Selling Person”) to a Third Party in an arms-length transaction, less the following deductions, in each case to the extent specifically related to the Product and taken by the Selling Person or otherwise paid for or accrued by the Selling Person:

(a)	[***];
(b)	[***];
(c)	[***];
(d)	[***];

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(e)	[***];
(f)	documented customs duties actually paid by the Selling Person.

Notwithstanding the foregoing, [***] shall be disproportionately allocated to the Product.

Such amounts shall be determined from the books and records of the Selling Person maintained in accordance with Applicable Accounting Standards, consistently applied throughout such party’s organization.

In the case of any sale of such Product for consideration other than (or in addition to) cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the total consideration received.

In the case of any sale of a Product that contains Compound and one or more other active ingredients in a single dosage form (“Combination Product”), the Net Sales in a country in the Territory for purposes of determining payments based on Net Sales hereunder shall be calculated by multiplying the Net Sales of such Combination Product in such country during the applicable reporting period by the fraction, A/(A+B), where: A is the average sales price of the Product received by the Selling Person when sold separately in finished form in such country and B is the average sales price received by the Selling Person of the other active ingredient(s) included in the Combination Product when sold separately in finished form in such country, in each case during the applicable reporting period or, if sales of both the Product and the other active ingredient(s) did not occur in such period, then in the most recent reporting period in which sales of both occurred.  In the event that such average sales price cannot be determined for both the Product and all other active ingredient(s) included in such Combination Product, Net Sales in a country in the Territory for purposes of determining payments based on Net Sales hereunder shall be calculated by multiplying the Net Sales of the Combination Product in such country during the applicable reporting period (using the above provisions) by the fraction of C/(C+D) where C is the average sales price if determinable as set forth above, and if not determinable, the fair market value of the Product and D is the average sales price if determinable as set forth above, and if not determinable, then the fair market value of all other active ingredients(s) included in the Combination Product, as such fair market values are determined by the Parties in good faith.

For clarity, in the case of any sale of such Product between or among ArriVent or its Affiliates or Sublicensees for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s length sale thereafter to a Third Party.

44.

“NDA” means, a new drug application or other comparable application or filing and all amendments and supplements thereto filed with the applicable Regulatory Authority requiring such filing in the Field in the Territory.

45.	“NMPA” means National Medical Products Administration of People’s Republic of China or any competent authority (including any of their competent branches).
46.	“Patented Period” means the expiration of the last Valid Claim of an Alphamab Patent Covering the relevant Product.

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47.

“Patents” means (a) all patents, patent applications and provisional patent applications in any country or supranational jurisdiction, and (b) any patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of (a) and any patents having issued or that will issue on the foregoing ((a) and (b)), including any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications.

48.

“Phase I Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of metabolism and pharmacologic actions, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness as described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a region in the relevant Territory.

49.	“Ph1a Clinical Trial” means a Phase I Clinical Trial involving a single dose escalation to determine maximum tolerated dose of the product.
50.

“Phase II Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a region in the relevant Territory.

51.

“Phase III Clinical Trial” means a human clinical trial of a product, the principal purpose of which is to gather additional information about effectiveness and safety that is needed to evaluate overall benefit-risk relationship as described in 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a region in the relevant Territory

52.

“Pricing Approval” means any approval, agreement, determination, or other decision by the applicable Regulatory Authority in a given country or region that establishes prices charged to end-users for pharmaceutical by the Regulatory Authorities or other applicable governmental authorities in such country or region or any other approvals related to pricing of a pharmaceutical, diagnostic, or biologic product (including all activities related to tenders and contracts).

53.

“Product” means any formulation containing a Compound in the form of a bi-ADC as an active ingredient, including all methods, forms, presentations, dosage strengths, dosage forms and formulations thereof, for administration by any method of delivery within the Field.

54.

“Regulatory Approval” means for the purpose of this Agreement, all approvals, licenses, permits, certifications, registrations, or authorizations of any Regulatory Authority necessary to Commercialize the Products in the Field in the Territory. For the avoidance of doubt, Regulatory Approval under this Agreement does not include IND approvals on Products.

55.	“Regulatory Authority” means any country, national, supranational, regional, federal,

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state, provincial or local regulatory agency, department, bureau, commission, council or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction in the applicable Territory.

56.

“Regulatory Exclusivity Period” means, in respect of a country, (a) any protection period for a Product imposed by the relevant Regulatory Authority during which an applicant for a Biosimilar may not refer to such Regulatory Authority’s finding of safety, purity, and potency with respect to a Compound in order to obtain a Marketing Authorization for such Biosimilar, plus (b) any protection period for a Compound imposed by the Regulatory Authority which prohibits any Biosimilar market entry until after the expiration of such protection period.

57.

“Regulatory Filings” means, with respect to the Products in the Field in the applicable country or jurisdiction in the Territory, all applications, registrations, submissions, dossiers, notifications, licenses, authorizations and approvals, all correspondence submitted to or received from the Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all data contained in any of the foregoing, including the Regulatory Approvals, Adverse Event files and complaint files.

58.

“Regulatory Requirements” means all licenses, registrations, mandatory standards, conditions, manufacturing principles, directions, orders and determinations in force from time to time set out in the Applicable Laws that apply to the manufacture (including Manufacture), supply, packaging, labeling and/or Commercialization of medicinal products in each country in the Territory.

59.	“Regulatory Responsible Party” means the Party designated under Section 5.7.1 (Regulatory Responsible Party).
60.

“Research” means solely the activities conducted by the Parties hereunder for each Target Pair pursuant to the Research Plan, including, as applicable, activities conducted related to construction, design, discovery, identification, synthesis, characterization, process development and pre-clinical material manufacturing of Compounds but excluding any screening activities under the Screening Plan. “Researching” shall have a correlative meaning.  Activities constituting Research include activities that would, if not performed pursuant to the Research Plan, be Development activities.

61.	“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period of time from the Effective Date until the later of (a) [***], (b) [***], or (c) [***].
62.	“Target” shall mean the biological target of a pharmacologically active drug compound and epitopes of such biological target.
63.

“Target Pairs” means, with respect to Compounds being confirmed by JSC and developed by Alphamab, the exact two Targets that such compound binds. For illustration, the pair of targets of A+B (Target A and Target B) and targets of A+C (Target A and Target C) are two

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different Target Pairs.

64.	“Territory” means (a) the ArriVent Territory, with respect to ArriVent, (b) the Alphamab Territory, with respect to Alphamab, and (c) collectively, worldwide.
65.	“Third Party” means any person or entity other than ArriVent or Alphamab.
66.

“Third Party Combination” means (a) a Product that includes a Compound together with one or more other active ingredients proprietary to a Third Party; or (b) the use of a Product or Compound together with one or more other active ingredients or products proprietary to a Third Party (for example, a combination therapy).

67.

“Valid Claim” means (a) a claim of a pending patent application which was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application, and provided no more than seven (7) years have passed since the earliest priority date for such application, or (b) a claim of an issued and unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

68.

“Violation” means that a Party or any of its officers or directors or any other personnel of such Party (or other permitted agents of such Party performing activities hereunder, including any of such Party’s Affiliates, Sublicensees or Third Party contractors and their respective officers and directors) has been:  (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or the U.S. General Services Administration's list of Parties Excluded from Federal Programs (http://www.epls.gov); or (c) listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (a), (b) and (c) collectively the “Exclusions Lists”).

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Exhibit 2

Alphamab Patents

Patent/Application number	Title	Application date	Patentee/Applicant
[***]	[***]	[***]	[***]

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Exhibit 3

Exemplary Research and Related Activities

Topic	Research and Related Activities
Article 4.3.2(a) Activities	[***]
Article 4.3.2(b) Activities	[***]
Article 4.3.2(c) Activities	[***]

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Exhibit 4

Change of Control Management

[***]

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